EXHIBIT 10.9

CANACCORD'S ATM DISTRIBUTION PLAN

CANADIAN EQUITY DISTRIBUTION AGREEMENT

April 10, 2019

MedMen Enterprises Inc.

Suite 2200, HSBC Building

885 West Georgia Street

Vancouver, BC V6C 3E8

Attention:	Adam Bierman
Chief Executive Officer

Ladies and Gentlemen:

Re:	Canaccord's ATM Distribution Plan

Canaccord Genuity Corp. (the "Agent" or "Canaccord") understands that MedMen Enterprises Inc. (the "Issuer" or the "Corporation") has filed a short form base shelf prospectus dated March 22, 2019 (the "Base Shelf Prospectus") with the securities regulatory authority in each of the Qualifying Jurisdictions (as defined herein) relating to the issue and sale of up to $500,000,000 aggregate amount of securities of the Issuer, including the Offered Shares (as defined herein), and has received a final receipt pursuant to the Passport System (as defined herein) evidencing that a final receipt for the Base Shelf Prospectus has been issued, or deemed to have been issued, by the regulators in each of the Qualifying Jurisdictions. The Agent further understands that, in filing the Base Shelf Prospectus, the Issuer has selected the BCSC (as defined herein) as the principal regulator under Part 3 of NP 11-202 (as defined herein).

Pursuant to the terms and conditions hereof, the Agent confirms that it is prepared to act as the sole and exclusive agent of the Issuer to offer Class B Subordinate Voting Shares of the Issuer ("Subordinate Voting Shares") having an aggregate offering price of up to $60,000,000 of Subordinate Voting Shares in the capital of the Issuer (the "Offered Shares") for sale to the public from time to time under the Base Shelf Prospectus, as supplemented by a Prospectus Supplement (as defined herein), pursuant to "at-the-market distributions" within the meaning of NI 44-102 (as defined herein) during the period in which the Base Shelf Prospectus is effective, subject to earlier termination hereunder.

The following are the terms and conditions of this Agreement:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions. In this Agreement (including the Schedules hereto), unless the context otherwise requires:

"Acquired Business" means any entity or business (other than the Issuer) whose financial statements are included or incorporated by reference in the Prospectus;

"Acquired Business Financial Statements" means, collectively, the audited and any unaudited financial statements of any Acquired Business that are included or incorporated (or deemed to be incorporated) by reference in the Prospectus, together with the notes thereto and, in the case of audited financial statements, the auditor's report thereon (including, without limitation, as of the date hereof, the PharmaCann Financial Statements);

"Act" means the Securities Act (Ontario);

"affiliate" has the meaning given thereto in NI 51-102;

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"Agent" has the meaning given thereto in the first paragraph on the first page of this Agreement;

"Agent's Fee" has the meaning given thereto in Section 2.4;

"Agent's Information" means, in respect of the Prospectus, any statements contained therein relating solely to and furnished in writing to the Issuer by the Agent expressly for purposes of inclusion therein;

"Agreement" means and refers to this equity distribution agreement between the Issuer and the Agent resulting from the mutual execution and delivery of this agreement, and does not refer to any particular section, paragraph or other part of this equity distribution agreement;

"AIF" means the annual information form of the Issuer dated November 2, 2018, and any subsequently-filed annual information form of the Issuer filed and incorporated by reference in the Base Shelf Prospectus;

"ATM Decision" means the exemptive relief decision dated March 22, 2019, issued pursuant to NP 11-203 In the Matter of MedMen Enterprises Inc., inter alia, pursuant to which the Issuer and the Agent are relieved from certain requirements of Securities Laws in connection with the distribution of the Offered Shares as contemplated by this Agreement;

"ATM Distribution" means a distribution of Offered Shares that constitutes an "at-the-market distribution" within the meaning of NI 44-102;

"Auditors" means MNP LLP, Chartered Accountants, or any other auditors of the Issuer from time to time;

"Authorization" means, with respect to any Person, any order, permit, approval, consent, waiver, license, qualification, registration or similar authorization of any Governmental Body having jurisdiction over the Person;

"Authorized Representatives" means, for a Party, the Designated Representatives of that Party who are identified in Schedule A hereto (as such Schedule A may be amended from time to time by any Party by notice to the other Party as provided herein, which amendment shall be effective upon all Parties mutually agreeing in writing to an amended and restated form of Schedule A) as being Authorized Representatives of that Party;

"Base Shelf Prospectus" has the meaning given thereto in the first paragraph on the first page of this Agreement;

"BCBCA" means the Business Corporations Act (British Columbia);

"BCSC" means the British Columbia Securities Commission; "Bringdown Certificate" has the meaning given thereto in Section 9.3;

"Business Acquisition Report" has the meaning given thereto in NI 51-102;

"Business Combination Agreement" means the business combination agreement by and among MedMen Enterprises Inc., New MedMen Inc., MedMen Merger Corp., PharmaCann LLC, Illinois Medtech, LLC, The PharmaCann LLC Majority Members and the other transferors named therein, dated December 23, 2018, as may be amended from time to time;

"Business Day" means any day on which the CSE and commercial banks in Toronto, Ontario, are open for business;

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"Claims" has the meaning given thereto in Section 1.1 of Schedule F;

"Constating Documents" means the Notice of Articles and Articles of the Issuer;

"CSE" means the Canadian Securities Exchange;

"Designated News Releases" means a news release designated by the Issuer in respect of previously undisclosed information that, in the Issuer's determination, constitutes a material fact and that is identified by the Issuer as a "designated news release" for the purposes of the Prospectus in writing on the face page of the version of such news release that is filed by the Issuer on SEDAR as contemplated in the ATM Decision;

"Designated Representatives" means, for a Party, the individuals from that Party identified as such in Schedule A hereto (as such Schedule A may be amended from time to time by any Party by notice to the other Party as provided herein, which amendment shall be effective upon all Parties mutually agreeing in writing to an amended and restated form of Schedule A);

"Directed Selling Efforts" means "directed selling efforts" as defined in Regulation S and, without limiting the foregoing, but for greater clarity, means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Offered Shares and includes, without limitation, the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of any of the Offered Shares;

"Filing Date" means the date on which the Prospectus Supplement is first filed with the Qualifying Authorities in accordance with Section 9.1(b);

"Financial Information" means, collectively, the Issuer Financial Statements and any related management’s discussion and analysis for the most recent period covered by the Issuer Financial Statements;

"Forward-Looking Statements" has the meaning given thereto in 1(cccc) of Schedule C;

"General Solicitation" and "General Advertising" means "general solicitation" and "general advertising", respectively, as used in Rule 502(c) of Regulation D, including, without limitation, any advertisement, article, notice or other communications published in any newspaper, magazine or similar media or broadcast over the internet, radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any other manner involving a public offering within the meaning of Section 4(a)(2) of the U.S. Securities Act;

"Governmental Body" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above, and includes the Qualifying Authorities;

"IFRS" means International Financial Reporting Standards;

"IIROC" means the Investment Industry Regulatory Organization of Canada;

"Indemnified Party" has the meaning given thereto in Section 1.1 of Schedule F;

"Indemnifying Party" has the meaning given thereto in Section 1.1 of Schedule F;

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"Initial Acquisition Comfort Letter" has the meaning given thereto in Section 9.2(c);

"Initial Issuer Comfort Letter" has the meaning given thereto in Section 9.2(b);

"Initial Legal Opinions" has the meaning given thereto in Section 9.2(a);

"Intellectual Property" means all trade or brand names, business names, trademarks, service marks, copyrights, patents, patent rights, licenses, industrial designs, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), computer software inventions, designs and other industrial or intellectual property of any kind or nature whatsoever (including applications for all of the foregoing and renewals, divisions, continuations, continuations-in-part, extensions and reissues, where applicable, relating thereto);

"IP Laws" means all federal, provincial, state and local laws and regulations applicable to Intellectual Property in Canada, the United States and the jurisdictions in which the Corporation has registered Intellectual Property;

"Issuer Financial Statements" means, collectively, the audited annual financial statements and unaudited interim financial statements of the Issuer that are filed on the Public Record and are included or incorporated (or deemed to be incorporated) by reference in the Prospectus, together with the notes thereto and, in the case of the audited annual financial statements, the auditor's report thereon;

"Issuer's Counsel" means Cassels Brock & Blackwell LLP, counsel to the Issuer, or any other counsel of the Issuer from time to time;

"knowledge of the Corporation" or "knowledge of the Issuer" (or similar phrases) means, as it pertains to the MedMen Entities, the actual knowledge of the executive officers of the Corporation in office as at the date of this Agreement, together with the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter;

"Law" means any and all applicable laws, including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws or judgments, orders, decisions, rulings or awards of any Governmental Body, binding on or affecting the Person referred to in the context in which the word is used;

"Leased Premises" means the premises that any of the MedMen Entities occupy as a tenant, and which are material to the Corporation on consolidated basis;

"Liens" means, with respect to any property or assets, any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by Law, including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of preemption, privilege, encumbrance, easement, servitude, right of way, community property right, restriction on transfer, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy such property or assets;

"Marketplace" means any recognized Canadian "marketplace" as that term is defined in NI 21-101 upon which the Subordinate Voting Shares are listed, quoted or otherwise traded in a Qualifying Jurisdiction;

"Material Adverse Effect" means a material adverse effect on (i) the business, affairs, operations, condition (financial or otherwise), earnings, assets, liabilities (absolute, accrued, contingent or otherwise) or capital of the Issuer and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) the transactions contemplated by this Agreement, and (iii) the ability of the Issuer or the Agent to perform its obligations under this Agreement;

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"material change", "material fact" and "misrepresentation" with respect to circumstances in which the Securities Laws of a particular jurisdiction are applicable, as each of such terms is defined under the Securities Laws of that jurisdiction, and if not so defined, or in circumstances in which the laws of no particular jurisdiction is applicable, as each of such term is defined under the Act;

"Material Subsidiaries" means each subsidiary identified as a subsidiary of the Corporation in Schedule G;

"MedMen" means MM Enterprises USA, LLC a limited liability company formed under the laws of Delaware, and includes any successor to or of the company;

"MedMen Corp." means MM CAN USA, Inc., a corporation incorporated under the laws of California, and includes any successor corporation to or of the corporation;

"MedMen Entity" means the Corporation and each of the Material Subsidiaries, and MedMen Entities means all of them;

"Net Proceeds" has the meaning given thereto in Section 7.2;

"NI 21-101" means National Instrument 21-101 — Market Operation;

"NI 44-101" means National Instrument 44-101 – Short Form Prospectus Distributions

"NI 44-102" means National Instrument 44-102 — Shelf Distributions;

"NI 51-102" means National Instrument 51-102 — Continuous Disclosure Obligations;

"No Trade Period" has the meaning given thereto in Section 4.7;

"NP 11-202" means National Policy  11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

"NP 11-203" means National Policy 11-203 – Process for Exemptive Relief Applications in Multiple Jurisdictions;

"Offered Shares" has the meaning given thereto in the second paragraph on the first page of this Agreement;

"Parties" means the Issuer and the Agent, and "Party" means either of them;

"Passport Procedures" means the procedures described under Multilateral Instrument 11-102 –Passport System and NP 11-202;

"Passport System" means the system and procedures for the filing of prospectuses and related materials in one or more Canadian jurisdictions pursuant to Multilateral Instrument 11-102 – Passport System adopted by the Qualifying Authorities (other than the Ontario Securities Commission) and NP 11-202;

"pending" means, with respect to a Placement Notice for the period beginning on the issuance of the written notice contemplated by Section 4.1 and ending on the earlier of (i) the issuance of the Placement Notice with respect to the intended or expected sale of Offered Shares relating to such written notice and (ii) delivery of written notice from the Issuer to the Agent indicating that the Issuer no longer intends or expects to initiate the sale of such Offered Shares;

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"Person" includes an individual, a corporation, a partnership, a trust, a trustee, a joint venture, a syndicate, a sole proprietorship, other bodies corporate, an unincorporated organization, a union, a regulatory body or any agency thereof, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual;

"PharmaCann" means PharmaCann, LLC;

"PharmaCann Financial Statements" means the (i) audited consolidated financial statements of PharmaCann and its subsidiaries as at and for the years ended December 31, 2017 and 2016, together with the notes thereto and the auditor’s report thereon, and (ii) the consolidated financial statements of PharmaCann and its subsidiaries as at and for the three and nine months ended September 30, 2018 and 2017, all as included in the Base Shelf Prospectus;

"Placement" means an issuance and sale of Offered Shares hereunder by the Issuer, acting through the Agent as its agent, pursuant to an ATM Distribution;

"Placement Notice" has the meaning given thereto in Section 4.1;

"Placement Shares" has the meaning given thereto in Section 4.1;

"Placement Time" means each time at which Placement Shares are sold pursuant to a Placement Notice;

"Prospectus" means the Base Shelf Prospectus as supplemented by the Prospectus Supplement and any Supplementary Material;

"Prospectus Supplement" means the shelf prospectus supplement to be filed in accordance with NI 44-102 and the ATM Decision in respect of the distribution of the Offered Shares pursuant to the Shelf Procedures, the Passport Procedures and the provisions of this Agreement, and includes, from and after the Filing Date, any subsequent amendments thereto or amended, re-filed or amended and restated forms thereof;

"Public Record" means all information filed by or on behalf of the Corporation with the Qualifying Authorities, including without limitation, the Base Shelf Prospectus and the Prospectus Supplement and any other information filed with any Securities Commission in compliance, or intended compliance, with any applicable Securities Laws;

"Qualified Institutional Buyers" means “qualified institutional buyers” as such term is defined in Rule 144A(a)(1) under the U.S. Securities Act;

"Qualifying Authorities" means, collectively, the securities commissions or similar securities regulatory authorities in the Qualifying Jurisdictions;

"Qualifying Jurisdictions" means, collectively, each of the provinces and territories of Canada;

"Regulation D" means Regulation D under the U.S. Securities Act;

"Regulation S" means Regulation S under the U.S. Securities Act;

"Representation Date" has the meaning given thereto in Section 9.3;

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"Securities Laws" means, collectively, the securities acts or similar statutes of each of the Qualifying Jurisdictions and the respective regulations, rules, instruments, policies and blanket orders or rulings made or adopted thereunder, together with all applicable published notices, orders and rulings of the Qualifying Authorities;

"SEDAR" means the System for Electronic Data Analysis and Retrieval established under National Instrument 13-101 — System for Electronic Document Analysis and Retrieval;

"Settlement Date" has the meaning given thereto in Section 7.1;

"Settlement Procedures" means those procedures relating to the issuance and delivery of Placement Shares and the payment of the Net Proceeds from the sale of such Placement Shares on each Settlement Date as mutually agreed to in writing by the Parties from time to time during the term of this Agreement;

"Shelf Procedures" means the rules and procedures for shelf prospectuses established under NI 44-102;

"Subordinate Voting Shares" means the Class B Subordinate Voting Shares in the capital of the Corporation;

"Subsidiaries" has the meaning given thereto in Section 1(b)of Schedule C;

"Supplementary Material" means, collectively,(i) any amendment (including both an amendment that does not fully restate the original text and an amendment and restatement) to the Base Shelf Prospectus, and any documents or information incorporated by reference in, the Base Shelf Prospectus, and to the extent that such document is deemed to be incorporated by reference in the Base Shelf Prospectus for the purposes of a distribution of Offered Shares contemplated hereby (ii) all supplemental, additional or ancillary material, information, reports, applications, statements or documents related to the Base Shelf Prospectus or the Prospectus Supplement, including but not limited to all Designated News Releases which are incorporated by reference in the Prospectus, and which are filed from and after the Filing Date and which relate to transactions in Offered Shares as contemplated hereunder;

"Tax Act" means the Income Tax Act (Canada), as amended from time to time;

"Trading Day" means any day on which securities are purchased and sold on the CSE;

"Transfer Agent" means Odyssey Trust Company or other duly appointed transfer agent for the Subordinate Voting Shares from time to time;

"U.S. Affiliates" means the Agent's respective United States registered broker dealer affiliates;

"U.S. Cannabis Laws" has the meaning given thereto in Section 1(x)of Schedule C;

"U.S. Person" means a "U.S. person" as defined in rule 902(k) of Regulation S;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

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1.2

The division of this Agreement into sections, paragraphs and clauses and the provision of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, paragraphs or clauses are to sections, paragraphs or clauses of this Agreement.

1.3	Words importing the singular number include the plural and vice versa; words importing gender shall include all genders.

1.4	References herein to any statute shall extend to and include orders-in-council or regulations passed under and pursuant to such statute, any amendment or re-enactment of such statute, orders-in- council or regulations, and any statute, orders-in-council or regulations substantially in replacement thereof.

1.5	Any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated, or deemed under Securities Laws to be incorporated, by reference therein as of the applicable date.

1.6	Wherever used herein, the word "including", when following any statement, term or list, is not to be construed as limiting the statement, term or list to the specific items or matters set forth immediately following such word or to similar items or matters, and shall be construed as "including, without limitation".

1.7	The words "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions mean and refer to this Agreement as a whole and not to any particular section, paragraph or other part of this Agreement.

1.8	Except as expressly set out in this Agreement, the computation of any period of time referred to in this Agreement shall exclude the first day and include the last day of such period. If the time limited for the performance or completion of any matter under this Agreement expires or falls on a day that is not a Business Day, the time so limited shall extend to the next following Business Day.

1.9	Appended hereto are the following schedules (which are incorporated into this Agreement by reference and are deemed to be a part hereof):

Schedule A	–	Designated Representatives and Authorized Representatives

Schedule B	–	Form of Placement Notice

Schedule C	–	Representations and Warranties

Schedule D	–	Form of Officer's Certificate

Schedule E	–	Matters To Be Addressed in Opinions

Schedule F	–	Indemnification and Contribution

Schedule G	–	MATERIAL Subsidiaries

Schedule H	–	Share Capital of Material Subsidiaries

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2.	APPOINTMENT OF AGENT

2.1	The Issuer hereby appoints the Agent to act as its sole and exclusive agent with respect to the sale of the Offered Shares through the facilities of the CSE or any other Marketplace pursuant to an ATM Distribution as provided herein, and the Agent hereby accepts such appointment on the terms and conditions contained herein. Such appointment shall be on an exclusive basis during the term hereof, and the Issuer agrees that, during the term hereof, it will not appoint any other Person to act as the Issuer's agent with respect to sales of the Offered Shares through the facilities of the CSE or any other Marketplace by way of an ATM Distribution. Nothing contained herein shall otherwise prohibit or restrict the Issuer from issuing securities or raising money in any manner other than through an ATM Distribution.

2.2	The Issuer acknowledges and agrees that the Agent and its affiliates may, to the extent permitted under Securities Laws and the rules of the CSE and any other applicable Marketplace, purchase and sell securities of the Issuer for their own account while this Agreement is in effect, provided that: (i) the Issuer shall not be deemed to have authorized or consented to any such purchase or sale by the Agent or any of its affiliates; (ii) the Agent shall not, and no Person acting jointly or in concert with the Agent shall, over-allot Offered Shares in connection with the distribution of Offered Shares under an ATM Distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Offered Shares in connection with such distribution; and (iii) the Agent and its affiliates shall not purchase and sell Offered Shares for their own account under an ATM Distribution in a manner which could directly or indirectly result in a sale with lower Net Proceeds to the Issuer than otherwise available through the CSE or any other Marketplace.

2.3	The Agent covenants and agrees that it will comply with all laws (including Securities Laws) and requirements of the CSE and any other applicable Marketplace applicable to it and necessary to be complied with by the Agent in connection with the performance of its obligations hereunder, including the terms and conditions of the ATM Decision that are applicable to the Agent. Neither the Agent nor any of its affiliates or any Person acting on their behalf will engage in any Directed Selling Efforts or in any form of General Solicitation or General Advertising in the United States with respect to the Offered Shares. The Issuer and the Agent agree that no "marketing materials" or "standard term sheet" (both within the meaning of National Instrument 41-101 – General Prospectus Requirements) shall be provided to any purchaser or prospective purchaser of Offered Shares in connection with a Placement or proposed Placement.

2.4	In consideration for its services hereunder, including the ancillary service of acting as financial advisor to the Issuer with respect to the terms of any sale of Offered Shares pursuant to an ATM Distribution hereunder, the Agent shall be entitled to receive, and the Issuer agrees to pay, a fee equal to 3% of the gross proceeds from any sales of Offered Shares made hereunder (the "Agent's Fee").

3.	PERIODIC OFFERING OF SECURITIES

3.1	Pursuant to the terms and conditions hereof and from time to time during the term hereof, the Issuer may, acting through the Agent, as agent of the Issuer, issue and sell the Offered Shares through the facilities of the CSE or any other Marketplace in one or more transactions that constitute ATM Distributions.

3.2	The issuance and sale of the Offered Shares on the CSE or other Marketplace pursuant to ATM Distributions will be made pursuant to the Prospectus filed with the Qualifying Authorities and the ATM Decision.

3.3	The Issuer hereby consents to the use by the Agent of copies of the Prospectus in connection with the offering and sale to the public of the Offered Shares on the CSE or other Marketplace pursuant to ATM Distributions.

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4.	INITIATING A PLACEMENT

4.1	The Issuer may, from time to time during the term of this Agreement, deliver to the Agent one or more notice(s) (a "Placement Notice") that: (a) requests that the Agent sell up to a specified dollar amount or a specified number of Offered Shares (the "Placement Shares") pursuant to the terms and conditions hereof; and (b) specifies any parameters in accordance with which the Issuer requires that the Placement Shares be sold (such as a minimum market price per Placement Security, the time period in which sales are to be made and/or specific dates on which the Placement Shares may not be sold). A Placement Notice shall also contain any updates as contemplated in Section 8.1.

4.2	The form of Placement Notice shall be in the form set out in Schedule B hereto, as may be amended in writing by the Parties from time to time during the term of this Agreement. From and after such agreement being made, all Placement Notices shall be delivered in the agreed form until such time as the Parties may agree in writing to an amended or replacement form.

4.3	A Placement Notice shall:

	(a)	be signed by an Authorized Representative of the Issuer;

	(b)	be addressed and sent by electronic mail (or such other method mutually agreed to in writing by the Parties) to each Designated Representative of the Agent; and

	(c)	be effective upon receipt by the Agent unless and until the earlier of the following occurs: (i) the Agent advising the Issuer, by electronic mail (or such other method mutually agreed to in writing by the Parties) addressed and sent to each of the Designated Representatives of the Issuer, that it declines to accept the terms of sale set forth in the Placement Notice; (ii) the entire amount of the Placement Shares specified therein having been sold and all such sales having settled in accordance with the terms of sale set forth in the Placement Notice and the terms and conditions hereof; (iii) the Issuer or the Agent suspending the sale (or further sale, as applicable) of the Placement Shares in accordance with Section 6; (iv) the Agent receiving from the Issuer a subsequent Placement Notice with parameters that expressly supersede those contained in the earlier dated Placement Notice; or (v) this Agreement being terminated pursuant to Section 13 hereof.

4.4	On receiving a Placement Notice, an Authorized Representative of the Agent shall promptly acknowledge receipt thereof (or notify the Issuer that the Agent declines to accept the Placement Notice pursuant to Section 4.3(c)(i)) by signing the Placement Notice and returning a copy thereof to the Issuer by electronic mail (or such other method mutually agreed to in writing by the Parties) addressed and sent to each of the Designated Representatives of the Issuer. For all purposes hereof, and notwithstanding any other provision hereof, the Agent shall be deemed not to have received a Placement Notice unless receipt thereof shall have been so acknowledged by an Authorized Representative of the Agent.

4.5	The Parties acknowledge and agree that neither the Issuer nor the Agent shall have any obligation with respect to a Placement or any Placement Shares unless and until the Issuer delivers and the Agent acknowledges receipt of a Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.

4.6	A Placement Notice shall not contain any parameters that conflict with the provisions of this Agreement or that subject or purport to impose upon or subject the Agent to any obligations in addition to the Agent's obligations contained in this Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice with respect to an issuance and sale of Placement Shares, the terms of this Agreement shall prevail.

4.7	The Issuer covenants and agrees that: (a) each Placement Notice delivered by or on behalf of the Issuer to the Agent shall be deemed to be an affirmation that (i) the representations and warranties made by the Issuer in this Agreement and in any certificates provided pursuant hereto are true and correct as at the time the Placement Notice is issued and all such representations and warranties shall be deemed to have been made as at such time, except only to the extent that any such representation and warranty is, by its express terms, limited to a specific date, or as otherwise updated and expressly disclosed in the Placement Notice and (ii) the Issuer has complied with all covenants and agreements to be performed, and satisfied all conditions to be satisfied, by or on the part of the Issuer hereunder at or prior to the time the Placement Notice is issued; and (b) the Issuer shall not, during the time period (the "No Trade Period") in which the Issuer has knowledge of a "material change" or "material fact" with respect to the Issuer which has not been generally disclosed, issue a Placement Notice until such No Trade Period ends either through a change in circumstances or the filing of a material change report, a Designated News Release or any other Supplementary Material that discloses such “material change” or “material fact”, the whole in accordance with the terms of the ATM Decision. At any time while a Placement Notice is pending or effective (and not currently suspended), the Issuer shall promptly notify the Agent of the commencement of a No Trade Period and suspend any further sale of Placement Shares under the Placement Notice in accordance with Section 6.1 until the end of the No Trade Period.

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4.8	The Issuer covenants and agrees that the number of Placement Shares issued and sold pursuant to the ATM Distribution in the aggregate shall not exceed in value 10% of the aggregate market value of the outstanding Subordinate Voting Shares calculated in accordance with Section 9.1 and Section 9.2 of NI 44-102, and acknowledges and agrees that the Issuer shall be solely responsible for determining such calculation and informing the Agent of same on each Placement Notice.

4.9	Notwithstanding any other provision hereof, and despite anything to the contrary contained herein (express or implied), the Parties agree that the compliance with the limitation set forth in Section 4.8 as to the maximum number of Offered Shares that may be issued and sold under this Agreement shall be the sole responsibility of the Issuer, and the Agent shall have no obligation whatsoever to monitor or ensure such compliance provided it is acting in accordance with the instructions and parameters set out in a Placement Notice.

4.10	The Issuer acknowledges and agrees that, in order to allow the Agent to conduct its "due diligence" investigations with respect to the Issuer as contemplated in Sections 9.1(h) and (i) in a timely and responsible manner, it will provide the Agent with at least five Business Days (or such lesser number of days as agreed to by the Parties) notice in writing of any intent or expectation on the part of the Issuer, to deliver a Placement Notice hereunder.

5.	SALE OF PLACEMENT SHARES BY AGENT

5.1	Subject to the terms and conditions set forth herein, upon the Issuer's delivery and the Agent's acknowledgment of receipt of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined by the Agent, suspended by the Issuer or the Agent (for as long as such suspension is in place) or otherwise terminated in accordance with the provisions hereof, the Agent, for the period(s) specified in the Placement Notice (subject to any No Trade Periods or other date specified in the Placement Notice on which Placement Shares may not be sold), will use its commercially reasonable efforts, consistent with its normal trading and sales practices, and in compliance with all applicable laws (including Securities Laws), all applicable IIROC dealer member rules and Universal Market Integrity Rules (including, without limitation, section 5.1 thereof), and the applicable rules of the CSE and any other applicable Marketplace, and upon the terms and conditions set forth in this Agreement, the Prospectus and the ATM Decision applicable to the Agent, to sell such Placement Shares up to the amount specified and otherwise in accordance with parameters set forth in the Placement Notice.

5.2	It is understood and agreed that the Agent shall act as the agent of the Issuer with respect to the sale of Offered Shares in accordance with the terms and conditions hereof, and is and will be under no obligation to purchase any such Offered Shares that may be offered for sale by the Issuer hereunder.

5.3	After consultation with the Issuer and subject to the terms of a Placement Notice and the ATM Decision, the Agent may sell the Placement Shares specified in the Placement Notice through the facilities of the CSE or any other Marketplace by any method permitted by law and constituting an ATM Distribution, including sales made directly on the CSE through a dealer that is a CSE Dealer and sales made on any other Marketplace through a Marketplace participant. The Agent acknowledges and agrees that the number of Placement Shares sold directly on the CSE and any other Marketplace in Canada pursuant to an ATM Distribution on any Trading Day shall not exceed, in the aggregate, 25% of the total trading volume of the Subordinate Voting Shares on the CSE and any other Marketplace in Canada on such day unless otherwise permitted by additional exemptive relief.

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5.4	The Agent will send by electronic mail (or such other method mutually agreed to in writing by the Parties) to the Designated Representatives of the Issuer, not later than 12:00 noon (California time) on the Trading Day immediately following the Trading Day on which any sales of Placement Shares have been made hereunder, confirmation of the following information:

	(a)	the number of Placement Shares sold on such day;

	(b)	the average price at which the Placement Shares were sold on such day;

	(c)	the aggregate gross proceeds from the sales of Placement Shares on such day;

	(d)	the total Agent's Fee payable in respect of such sales; and

	(e)	the Net Proceeds payable to the Issuer.

5.5	The Agent will deliver to the Issuer, for each fiscal quarter of the Issuer during which Offered Shares are sold through the Agent or distributed pursuant to this Agreement, and otherwise as reasonably requested by the Issuer to enable the Issuer to meet its quarterly reporting requirements under Securities Laws or any applicable requirements of the CSE or any other Marketplace or the ATM Decision, within three Business Days (or such lesser number of days as agreed to by the Parties) after the end of the fiscal quarter, a report stating the number of Offered Shares distributed pursuant to this Agreement during such fiscal quarter on the CSE or such other Marketplace together with such information as specified in Section 5.4 calculated on an aggregate quarterly basis. Unless Securities Laws, the applicable requirements of the CSE or such other Marketplace or the ATM Decision otherwise require, the Parties agree that the Agent's report referred to in this Section 5.5 shall state the aggregate number of Offered Shares issued on all Settlement Dates occurring during the fiscal quarter together with such information as specified in Section 5.4 on an aggregate quarterly basis.

6.	SUSPENSION OF SALES

6.1	At any time while a Placement Notice is pending or effective (and not suspended), the Issuer or the Agent may, and, upon commencement of a No Trade Period, the Issuer shall, by written notice to the other Party addressed and sent by electronic mail (or such other method mutually agreed to in writing by the Parties) to its Designated Representatives, temporarily or indefinitely suspend any sale or further sale of Placement Shares under a Placement Notice, which notice shall be effective immediately, unless otherwise specified in the notice; provided, however, that any such suspension shall not affect any Party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Any such notice shall set out the duration of such suspension or provide that such suspension is indefinite until further notice is provided by such Party. For greater certainty, in the event that the Agent is informed by the Issuer of the occurrence of one or more of the events described in Section 9.1(d), the Agent shall have the right to immediately suspend the sale of any Placement Shares. For greater certainty, a Placement Notice may specify a period or periods during which Placement Shares may not be sold, and in such case, the sale of Placement Shares under such Placement Notice shall be suspended during any such periods identified, and the Placement Notice itself shall constitute notice of the suspension(s) as contemplated above.

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6.2	Without limiting the generality of the foregoing, any sale of Placement Shares made but not yet settled before a notice of suspension is given pursuant to Section 6.1 shall be settled in accordance with the provisions of Section 7, and the obligations of the Parties with respect to settling any such sale shall not be affected by the suspension.

6.3	Any notice of suspension provided pursuant to Section 6.1, including the reason for such notice of suspension, will be kept strictly confidential by the Agent and its affiliates and any Person acting on its behalf, unless: (i) such information is or becomes generally available to the public other than as a result of a disclosure by the Agent in violation of this Agreement; (ii) the disclosure of such information is expressly permitted, in writing, by the Issuer; or (iii) the disclosure of such information is required by applicable Securities Laws to which the Agent is subject or by order of a Governmental Body and pursuant to which the Agent is required to disclose such information.

7.	SETTLEMENT AND DELIVERY OF PLACEMENT SHARES

7.1	Settlement for any sale of Placement Shares on the CSE or any other Marketplace shall occur on the second Trading Day (or such earlier day as is then current industry practice for regular-way trading) following the date on which the sale is made (each such Trading Day being a "Settlement Date").

7.2	The amount of proceeds to be delivered to the Issuer on a Settlement Date (the "Net Proceeds"), payable against receipt by the Agent of the Placement Shares sold as provided herein, shall be equal to the aggregate sales price received by the Agent at which such Placement Shares were sold, less the Agent's Fee payable by the Issuer in respect of such sales.

7.3

On each Settlement Date, the Issuer will issue and deliver (or cause to be issued and delivered) to the Agent the Placement Shares sold by the Agent against delivery by the Agent to the Issuer of the Net Proceeds from the sale of such Placement Shares, all in accordance with the Settlement Procedures.

7.4	If the Issuer defaults in its obligation to issue and deliver the Placement Shares on a Settlement Date, the Issuer agrees that:

(a) in the event the Agent has delivered to the Issuer the Net Proceeds from the sales of the Placement Shares on the applicable Settlement Date in accordance with the Settlement Procedures prior to the occurrence of such default, the Issuer will immediately return the full amount of such Net Proceeds to the Agent; and

(b) in the event that the Net Proceeds from sales of the Placement Shares are returned to the Agent pursuant to Section 7.4(a), provided that the Agent has delivered the Placement Shares to purchasers on the applicable Settlement Date by way of an alternative settlement method, the Issuer will use its commercially reasonable efforts to issue and deliver (or cause to be issued and delivered) to the Agent an equivalent number of Offered Shares equal to the Placement Shares promptly in accordance with the Settlement Procedures, and the Agent will promptly thereafter deliver to the Issuer the amount of the Net Proceeds from such sales less the amount of any costs directly incurred by the Agent arising out of or in connection with the late delivery of such Placement Shares (including, reasonable legal fees and expenses and any commission, discount or other compensation to which it would otherwise be entitled absent such default), together with reasonable particulars of any such costs, or, at the election of the Agent, such costs may be separately invoiced to the Issuer.

7.5	The Agent covenants and agrees to copy or otherwise include the Issuer on all correspondence between the Agent and the Transfer Agent of the Issuer, in connection with or arising from or relating to the settlement (electronic or otherwise) of any sale of Placement Shares hereunder, and further, shall be responsible for taking all actions required to be taken by it within the applicable time periods to ensure that all sales of Placement Shares hereunder are settled without default in accordance with existing industry practice for regular-way trading.

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8.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER

8.1	The Issuer represents and warrants to the Agent that each of the matters set forth in Schedule C are true and correct and shall be true and correct (except only to the extent that any such representation is, by its express terms, limited to a specific date or, with respect to any such representation made or deemed to be made after the date hereof, as otherwise updated and expressly disclosed in a Placement Notice) as of: (a) the date of this Agreement; (b) the Filing Date; c) each Representation Date on which a Bringdown Certificate is required to be delivered pursuant to Section 9.3; (d) each time a Placement Notice is delivered to the Agent or a suspended Placement Notice ceases to be suspended; (e) each Placement Time; and (f) each Settlement Date, and acknowledges that the Agent is relying upon these representations and warranties in connection with entering into this Agreement and performing its obligations hereunder.

8.2	Notwithstanding any other provision hereof, the Issuer acknowledges and agrees that all of its representations and warranties contained herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of, and without mitigation, diminishment or restriction because of: (a) any investigation made by or on behalf of the Agent, the Agent's counsel or any directors, officers, employees, control persons, representatives or advisors of the Agent, (b) delivery and acceptance of the Placement Shares and payment therefor; or (c) any termination of this Agreement, provided that such representations and warranties shall survive for a period of three years from when last given, such that the Agent shall not be permitted to make any claim under this Agreement or otherwise in respect of any incorrectness therein or a breach thereof after such three year period.

9.	COVENANTS OF THE ISSUER

9.1	General. The Issuer covenants and agrees with the Agent that the Issuer will:

	(a)	prepare, and allow the Agent to participate in the preparation and approve the form of, the Prospectus Supplement and all other documentation required to be filed, delivered or disseminated under Securities Laws for any Placement of the Offered Shares;

	(b)	file the Prospectus Supplement with the Qualifying Authorities in accordance with the Shelf Procedures and the Passport Procedures on or before the third Business Day following execution and delivery of this Agreement;

	(c)	fulfill all legal and regulatory requirements (including pursuant to NI 44-102 and the ATM Decision) to be fulfilled by the Issuer necessary to enable the Offered Shares to be offered for sale and distributed to the public through the facilities of the CSE or any other Marketplace pursuant to ATM Distributions through a dealer duly registered under the Securities Laws, such that the Offered Shares so distributed will not be subject to any restrictions on resale pursuant to Securities Laws (except where such restrictions apply because the holder is a "control person" within the meaning of Securities Laws or is restricted from trading Subordinate Voting Shares by virtue of having knowledge of material undisclosed information concerning the Issuer); provided, however, that if the fulfillment of any such requirements would (or would reasonably be expected to) result in the Agent becoming subject to additional responsibilities or liabilities, then the Issuer shall first consult with the Agent as to the particulars of its proposed conduct or course of action (it being acknowledged and agreed, however, that for greater certainty, except as otherwise provided herein the Issuer shall have no obligation to confer with the Agent as to the content of documents prepared and filed or disseminated pursuant to its ongoing continuous disclosure requirements under Securities Laws which includes without limitation those types of documents incorporated by reference in the Base Shelf Prospectus or Prospectus Supplement);

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(d)	throughout any period during which a Placement Notice is pending or effective (and not suspended) and, if there is a period during which no Placement Notice is pending or effective or during which a Placement Notice is suspended, prior to the delivery of a new Placement Notice or a suspended Placement Notice ceasing to be suspended, promptly notify the Agent, in writing, with full particulars, of:

	(i)	any change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Issuer and its subsidiaries, taken as a whole;

	(ii)	any change in any fact covered by a statement (other than a statement furnished by or relating solely to the Agent) contained or referred to in the Prospectus (as the same exists at the time); or

	(iii)	any material fact or any event, matter or circumstance which has been discovered but has not been disclosed in the Prospectus;

which is, or may be, of such a nature as to render the Prospectus (as the same exists at the time) misleading or untrue in any material respect or which would result in the Prospectus (as the same exists at the time) containing a misrepresentation (including, for greater certainty, an omission to state a material fact that is required to be stated, or that is necessary to be stated in order for an included statement not to be misleading) or which would result in the Prospectus (as the same exists at the time) not complying with any of the laws, regulations or policy statements of any Qualifying Authority or which would reasonably be expected to have a significant effect on the market price or value of the Subordinate Voting Shares. In addition, during such period, the Issuer shall in good faith discuss with the Agent and its counsel any change in circumstances (actual or anticipated) relating to the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Issuer or its subsidiaries, if any, which is of such a nature that there is or could be reasonable doubt as to whether any notice need to be given to the Agent pursuant to this Section and, in any event, prior to filing any Supplementary Material;

(e)	if there is a change or occurrence of a nature referred to any of clauses (i) through (iii) of Section 9.1(d) or if it is otherwise necessary for any other reason to amend or supplement the Prospectus in order to comply with Securities Laws, promptly prepare and, subject to Section 9.1(f), file with the Qualifying Authorities such Supplementary Material as may be necessary to remedy the deficiency, occasioned by the change or occurrence or to otherwise comply with Securities Laws;

(f)	throughout any period during which a Placement Notice is pending or effective (and not suspended): (i) give the Agent notice of its intention to file or prepare any Supplementary Material; (ii) unless the Supplementary Material is required to be filed pursuant to the Issuer's continuous disclosure requirements under Securities Laws (which includes, without limitation, those types of documents incorporated by reference or deemed to be incorporated by reference in the Base Shelf Prospectus or Prospectus Supplement), furnish the Agent with a copy of the Supplementary Material within a reasonable amount of time prior to the proposed filing of same; (iii) unless the Supplementary Material is required to be filed pursuant to the Issuer's continuous disclosure requirements under Securities Laws (which includes, without limitation, those types of documents incorporated by reference or deemed to be incorporated by reference in the Base Shelf Prospectus or Prospectus Supplement), not file or use any Supplementary Material to which the Agent or counsel to the Agent reasonably objects; and (iv) promptly advise the Agent of the filing of (and, if applicable, granting of a receipt for) the Supplementary Material, and furnish the Agent with true and complete copies thereof;

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(g)	promptly furnish to the Agent copies of any statements, reports, circulars or other records or communications (including any such materials that constitute Supplementary Material) that the Issuer sends to its securityholders or may from time to time publish or publicly disseminate if same are not available to the public on the SEDAR website at www.sedar.com;

(h)	allow the Agent and its representatives to conduct all "due diligence" inquiries and investigations that the Agent may reasonably require, and to obtain satisfactory responses and results therefrom, in order for the Agent to fulfill its obligations as an "underwriter" within the meaning of Securities Laws and to enable the Agent to responsibly sign any certificate required to be signed by the Agent in the Prospectus Supplement;

(i)	without limiting the generality of Section 9.1(h) or the scope of the inquiries and investigations that the Agent may conduct for the purposes set forth therein, prior to the Filing Date and during each successive notice period referred to in Section 4.10 in connection with the proposed delivery of a Placement Notice and each time the Corporation is required to deliver a Bringdown Certificate pursuant to Section 9.3, the Corporation shall:

(i) provide or arrange for reasonable access by the Agent and its representatives to the management personnel, properties and records of the Issuer (including its Subsidiaries) for the purposes of viewing, interviewing or reviewing the same; and

(ii) make available such of its senior officers as the Agent may reasonably request, and use its commercially reasonable efforts to make available representatives of the Auditors, and the auditors of any Acquired Business Financial Statements included or incorporated by reference in the Prospectus, to answer any questions the Agent may have and to participate in one or more due diligence sessions;

(j)	comply with all Securities Laws so as to permit Placements as contemplated in this Agreement and the Prospectus Supplement;

(k)	throughout any period during which a Placement Notice is pending or effective, not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization, maintenance or manipulation of the price of the Subordinate Voting Shares;

(l)	file or deliver, within the time limits prescribed by and otherwise in accordance with Securities Laws, all statements, reports, circulars or other records required to be filed or delivered by the Issuer with or to any of the Qualifying Authorities pursuant to Securities Laws;

(m)	throughout any period during which a Placement Notice is pending or effective (and not suspended) and prior to the delivery of a new Placement Notice or a suspended Placement Notice ceasing to be suspended, promptly inform the Agent of: (i) any request by a Qualifying Authority or any other Governmental Body for any Supplementary Material or any revision to any record forming part of the Public Record or for any additional information concerning this Agreement or the transactions contemplated hereby; (ii) the issuance by any Qualifying Authority or other Governmental Body of any order, ruling or direction to cease, suspend or otherwise restrict the trading of the Subordinate Voting Shares or any other securities of the Issuer, or preventing, suspending or otherwise restricting the use of the Prospectus or any other prospectus or qualifying document relating to the distribution of the Offered Shares, or suspending the qualification of such Offered Shares for offering, distribution or resale in any jurisdiction, or of the initiation or, to the knowledge of the Issuer, threat of any proceeding for any such purpose; and (iii) the receipt of any communication from any Qualifying Authority or other Governmental Body relating to the Prospectus, the Public Record, the ATM Decision or the distribution of the Offered Shares;

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(n)	in the event of the issuance of any order, ruling or direction contemplated in paragraph (m) above, promptly use its commercially reasonable best efforts to obtain the termination or withdrawal of such order, ruling or direction;

(o)	not purchase Subordinate Voting Shares, and not permit any of its affiliates or any Person acting on its behalf to purchase Subordinate Voting Shares, under a normal course issuer bid throughout (i) any period during which a Placement Notice is pending or effective, and (ii) during the period beginning on the second Business Day immediately prior to the date on which any Placement Notice is delivered to the Agent hereunder and ending on the second Business Day immediately following the final Settlement Date with respect to the Offered Shares sold pursuant to such Placement Notice, without having first agreed with the Agent, acting reasonably, as to the appropriate adjustments, if any, to be made to the parameters set forth in such Placement Notice;

(p)	apply the Net Proceeds from the sale of the Offered Shares as set forth in the Prospectus under the heading "Use of Proceeds";

(q)	comply with the terms and conditions of its listing agreement with the CSE and any other applicable Marketplace and maintain the listing of the Subordinate Voting Shares in good standing on the CSE and each such other Marketplace or Marketplaces;

(r)	maintain a transfer agent for the Subordinate Voting Shares in accordance with the rules of the CSE and any other Marketplace (if applicable);

(s)	comply with Ontario Securities Commission Rule 48-501 – Trading During Distributions, Formal Bids and Share Exchange Transactions;

(t)	comply with the terms and conditions of the ATM Decision that are applicable to the Issuer;

(u)	not engage in, and not permit any of its affiliates or any Person acting on its behalf engage in any Directed Selling Efforts or in any form of General Solicitation or General Advertising in the United States with respect to the Offered Shares; and

(v)	use its commercially reasonable best efforts to ensure that the terms of any underwriting agreement, agency agreement or similar agreement relating to the distribution or sale of the securities of the Issuer that is executed after the date of this Agreement does not limit or restrict the Issuer's ability to issue or sell Placement Shares in accordance with the terms of this Agreement.

9.2	Initial Opinions and Comfort Letters. The Issuer shall deliver, or cause to be delivered, to the Agent, on the Filing Date, the following documents:

	(a)	written opinions, addressed and in form and substance satisfactory to the Agent and the Agent's counsel, from the Issuer's Counsel (or such other counsel, including local counsel as to matters involving the application of laws of jurisdictions other than those jurisdictions for which Issuer’s Counsel is qualified to practice law, determined by the Issuer and acceptable to the Agent, acting reasonably) concerning the matters set forth in Schedule E and as to such legal matters, including compliance with Securities Laws in any way connected with the issuance, sale and delivery of the Offered Shares, as the Agent may reasonably request, it being understood that in rendering such opinions Issuer's Counsel may rely on, as to relevant matters of fact, certificates of officers of the Issuer, public officials and agencies, and the Transfer Agent (the "Initial Legal Opinions");

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(b)	a "comfort letter" from the Auditors (the "Initial Issuer Comfort Letter"), having a cut-off date of not more than two Business Days prior to the Filing Date, in form and substance satisfactory to the Agent and the Agent's counsel, acting reasonably:

	(i)	confirming that at all material times they were independent of the Issuer within the meaning of Securities Laws; and

	(ii)	expressing, as of such date, the conclusions and findings of such auditors with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with public offerings to the effect that such auditors have carried out certain procedures performed for the purposes of comparing certain specified financial information and percentages appearing in the Prospectus (including, for greater certainty, the documents incorporated by reference therein) with indicated amounts in the financial statements or accounting records of the Issuer, and have found such information and percentages to be in agreement;

(c)	if Acquired Business Financial Statements are included or incorporated by reference in the Prospectus, a "comfort letter" (the "Initial Acquisition Comfort Letter") from the auditors of the Acquired Business Financial Statements, having a cut-off date of not more than two Business Days prior to the Filing Date, in form and substance satisfactory to the Agent and the Agent's counsel, acting reasonably:

	(i)	confirming that at all material times they were independent of the Acquired Business within the meaning of Securities Laws;

	(ii)	expressing, as of such date, the conclusions and findings of such auditors with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with public offerings to the effect that such auditors have carried out certain procedures performed for the purposes of comparing certain specified financial information and percentages appearing in the Prospectus (including, for greater certainty, the documents incorporated by reference therein) with indicated amounts in the financial statements or accounting records of the Acquired Business, and have found such information and percentages to be in agreement; and

(d)	an officer’s certificate signed by the General Counsel of MedMen addressed to the Agent and dated the Filing Date, in form and substance satisfactory to the Agent and the Agent’s counsel, acting reasonably, certifying the following: (i) the valid existence of each Material Subsidiary (other than MedMen and MedMen Corp., which are the subject of the opinions required in Section 9.2(a)); and (ii) the ownership of all membership interests or shares of each Material Subsidiary, other than MedMen and MedMen Corp.; and attaching thereto certificates of status and/or compliance, where issuable under applicable law, for the Material Subsidiaries, each dated as close to the Filing Date as is reasonable.

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9.3	Bringdown Certificates. Without limiting Section 4.7, during the term of this Agreement,

	(a)	each time the Issuer files:

		(i)	an amendment (including an amendment that does not fully restate the original text and an amendment and restatement) to the Base Shelf Prospectus;

		(ii)	a Business Acquisition Report or any other Acquired Business Financial Statements;

		(iii)	an AIF, audited annual financial statements or annual management's discussion and analysis (or, in any case, any amendment thereto or an amended, re-filed or amended and restated form thereof); or

		(iv)	interim financial statements or interim management's discussion and analysis (or, in either case, any amendment thereto or an amended, re-filed or amended and restated form thereof); or

	(b)	at any other time reasonably requested by the Agent,

(each date of filing of one or more of the documents referred to in paragraph (a) above and any time of a request pursuant to paragraph (b) above being a "Representation Date"), the Issuer shall deliver to the Agent a certificate, in the form attached hereto as Schedule D (a "Bringdown Certificate"); provided, however, that the requirement to provide a certificate under this Section 9.3 shall be deemed to be waived for any Representation Date occurring at a time at which no Placement Notice is pending or effective (including where a Placement Notice is suspended), which waiver shall continue until the earlier to occur of the date the Issuer delivers a Placement Notice hereunder or the suspension of a Placement Notice ceases (which for such calendar quarter shall be considered to be a Representation Date) and the next occurring Representation Date.

9.4	Further Legal Opinions. Within three Trading Days after each Representation Date with respect to which the Issuer are obligated to deliver a Bringdown Certificate and for which no waiver is applicable pursuant to Section 9.3, the Issuer shall cause to be delivered to the Agent opinions similar to the Initial Legal Opinions dated as of the Representation Date from the Issuer's Counsel (or such other counsel, including local counsel as to matters involving the application of laws of jurisdictions other than those jurisdictions for which Issuer’s Counsel is qualified to practice law, determined by the Issuer and acceptable to the Agent, acting reasonably) concerning the matters set forth in Schedule E.

9.5	Further Comfort Letters. Within three Trading Days after each Representation Date with respect to which the Issuer is obligated to deliver a Bringdown Certificate and for which no waiver is applicable pursuant to Section 9.3, the Issuer shall cause to be delivered to the Agent a "comfort letter" dated as of the Representation Date from the Auditors and, if applicable, the auditors of each Acquired Business Financial Statements which are included or incorporated by reference in the Prospectus as at the Representation Date, having a cut-off date of not more than two Business Days prior to such date, in form and substance satisfactory to the Agent and the Agent's counsel, acting reasonably:

(a)	confirming that at all material times they were independent of the Issuer or the Acquired Business, as applicable, within the meaning of Securities Laws; and

(b)	with respect to financial information concerning:

	(i)	the Issuer, other than in respect of Acquired Business Financial Statements, updating the Initial Issuer Comfort Letter with any information that would have been included in the Initial Issuer Comfort Letter had such initial letter been given as of such Representation Date and modified as necessary to contemplate any Supplementary Material (other than any Supplementary Material superseded by a subsequently filed document);

	(ii)	an Acquired Business for which an Initial Acquisition Comfort Letter was previously delivered hereunder, updating the Initial Acquisition Comfort Letter with any information that would have been included in the Initial Acquisition Comfort Letter had such initial letter been given as of such Representation Date and modified as necessary to contemplate any Supplementary Material; and

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(iii)	an Acquired Business for which an Initial Acquisition Comfort Letter was not previously delivered hereunder, expressing, as of such Representation Date, the conclusions and findings of such audit firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with public offerings to the effect that such auditors have carried out certain procedures performed for the purposes of comparing certain specified financial information and percentages appearing in the Prospectus (including, for greater certainty, the documents incorporated by reference therein) with indicated amounts in the financial statements or accounting records of the Acquired Business, and have found such information and percentages to be in agreement.

9.6	Further Officer's Certificates. Within three Trading Days after each Representation Date with respect to which the Issuer is obligated to deliver a Bringdown Certificate and for which no waiver is applicable pursuant to Section 9.3, the Issuer shall cause to be delivered to the Agent an officer’s certificate signed by the General Counsel of MedMen addressed to the Agent and dated the Representation Date, in form and substance satisfactory to the Agent and the Agent’s counsel, acting reasonably, certifying the following: (i) the valid existence of each Material Subsidiary (other than MedMen and MedMen Corp., which are the subject of the opinions required in Section 9.2(a)); and (ii) the ownership of all membership interests or shares of each Material Subsidiary, other than MedMen and MedMen Corp.; and attaching thereto certificates of status and/or compliance, where issuable under applicable law, for the Material Subsidiaries, each dated as close to the Representation Date as is reasonable.

9.7	Time of Further Deliveries. Notwithstanding Sections 9.3, 9.4, 9.5 and 9.6 if the Issuer decides to complete a Placement following a Representation Date in respect of which the waiver provided in Section 9.3 applied, then, prior to or concurrently with delivering the Placement Notice to the Agent or an existing Placement Notice ceasing to be suspended, the Issuer shall deliver or cause to be delivered to the Agent, as applicable, the Bringdown Certificate contemplated in Section 9.3, the legal opinions contemplated in Section 9.4, any "comfort letters" as contemplated in Section 9.5 and the officer's certificate contemplated in Section 9.6 in each case dated as of the date of the Placement Notice or the date the existing Placement Notice ceases to be suspended and otherwise substituting the date of the Placement Notice or the date the existing Placement Notice ceases to be suspended for the "Representation Date" as that term is used in Section 9.4.

10.	EXPENSES

10.1

The Issuer agrees, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with Section 13, to pay and be responsible for all expenses of or incidental to the performance of its obligations hereunder, including, but not limited to, expenses relating to:

	(a)	the preparation, printing, filing and delivery of the Prospectus (including any Supplementary Material), including any filing fees payable to Qualifying Authorities or any other Governmental Bodies;

	(b)	the preparation, issuance and delivery of the Offered Shares;

	(c)	the printing and delivery of any documents required hereunder to be delivered to or as directed by the Agent;

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(d)	the fees, disbursements and expenses of counsel to the Issuer and of the Issuer's registrar and transfer agent, auditors (including any auditors of any Acquired Business Financial Statements) and other advisors;

(e)	the reasonable fees (not to exceed $150,000, disbursements and expenses (and related taxes) of counsel to the Agent and all other reasonable out-of-pocket expenses of the Agent in relation to the Agreement and ongoing services in connection with the matters and transactions contemplated by the Agreement; and

(f)	the fees and expenses incurred in connection with the listing of the Offered Shares for trading on the CSE and any other Marketplace on which the Subordinate Voting Shares are listed or quoted.

11.	CONDITIONS TO AGENT'S OBLIGATIONS

11.1

The obligations of the Agent hereunder with respect to any sale of Placement Shares (other than the obligations in Section 2.3) shall be subject to the completion by the Agent of a due diligence review satisfactory to the Agent in its sole and reasonable judgment, and to the continuing satisfaction (or waiver by the Agent, in its sole and unfettered discretion) of the following additional conditions:

(a)

the Prospectus Supplement shall have been filed with the Qualifying Authorities under the Shelf Procedures and the Passport Procedures in accordance with Section 9.1(b) hereof and all requests for additional information on the part of the Qualifying Authorities shall have been complied with to the satisfaction of the Agent and the Agent's counsel, acting reasonably;

	(b)	no Supplementary Material (other than documents incorporated by reference and required to be filed pursuant to NI 51-102) shall have been filed to which the Agent, acting reasonably, objects;

(c)

at the Placement Time and at the Settlement Date for such Placement Shares, no order, ruling or direction of any Qualifying Authority or other Governmental Body shall have been issued that has the effect of:

		(i)	ceasing, suspending or otherwise restricting the trading of such Placement Shares or any other securities of the Issuer, or

		(ii)	preventing, suspending or otherwise restricting the use of the Prospectus or any other prospectus or qualifying document relating to the distribution of such Placement Shares, or

		(iii)	suspending the qualification of such Placement Shares for offering, distribution or resale in any jurisdiction, and no proceedings for any such purpose shall have been initiated, announced or threatened;

(d)

all representations and warranties of the Issuer contained herein and in any certificates delivered pursuant hereto shall be true and correct, with the same force and effect as if then made, except to the extent that any such representation and warranty is limited to a specified date, (or is updated as permitted by Section 4.7 or 9.3, unless the Agent has notified the Issuer that it wishes to suspend the sale of Placement Shares or terminate this Agreement in response to any such update);

	(e)	the Issuer shall have complied in all material respects with all agreements and all conditions on its part theretofore to be performed or satisfied hereunder;

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(f)	the Agent shall have received all documents required to be delivered or furnished to the Agent pursuant to Section 8.2, in each case on or before the date on which delivery of such document is required pursuant to this Agreement;

(g)	the Issuer shall have duly notified the CSE of the issuance of the Placement Shares and the CSE shall not have objected thereto or denied the listing thereof;

(h)	the Issuer shall have delivered or caused to be delivered to the Agent and the Agent's counsel such other certificates or other documents as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Placement Shares as herein contemplated, or in order to evidence or confirm: (i) the accuracy of any of the representations or warranties contained herein; (ii) the fulfillment of any of the conditions contained herein; or (iii) the accuracy and completeness of any information contained in the Prospectus;

(i)	the ATM Decision shall remain in full force and effect, without amendment adverse to the Issuer or the Agent; and

(j)	there shall not have occurred any event, matter or circumstance that would permit the Agent to terminate this Agreement pursuant to Section 13.1.

12.	INDEMNIFICATION AND CONTRIBUTION

The Parties acknowledge the provisions concerning indemnification and contribution set forth in Schedule F, which forms and integral part of this Agreement, and agree to the matters set forth therein.

13.	TERMINATION

13.1	In addition to any other remedies that may be available to the Agent, the Agent shall be entitled, at its option and at any time, on notice to the Issuer as provided in Section 14, without liability on its part, to terminate and cancel its participation in this Agreement and its obligations hereunder if:

(a)	there has occurred a Material Adverse Effect, or any event, matter, circumstance, development or change in fact or law has arisen, occurred or come into effect or existence that, in the opinion of the Agent, has had or may reasonably be expected to have a Material Adverse Effect;

(b)	the Issuer shall be in material breach of, material default under or material non-compliance with any covenant, agreement, representation, warranty, term or condition contained in this Agreement or in any certificate or document delivered pursuant hereto;

(c)	any condition to the Agent's obligations under Section 11.1 is not fulfilled in any material respect;

(d)	the Agent is not satisfied, in its sole discretion, acting reasonably, with the results of its "due diligence" review as contemplated herein;

(e)	there shall be announced or there shall develop, occur or come into effect or existence any: (i) event, action, state, condition or major financial occurrence of national or international consequence; (ii) outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war, or other calamity or crisis; (iii) change or development involving a prospective change in national or international political, financial or economic conditions; or (iv) governmental action or law, regulation or policy of a Governmental Body, the effect of which on financial markets in any such case makes it, in the sole judgment of the Agent, acting reasonably, impractical or inadvisable to proceed with the offering, sale or delivery of the Placement Shares;

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	(f)	any inquiry, investigation, legal action or other proceeding (whether formal or informal) by or before a Governmental Body in respect of the Issuer (including its subsidiaries) shall have commenced or been announced or threatened, or any order, ruling or direction of a court or competent regulatory or Governmental Body shall have been issued, which make it, in the sole judgment of the Agent, acting reasonably, impractical or inadvisable to proceed with the offering, sale or delivery of the Placement Shares; or

	(g)	any suspension or limitation of trading in the Subordinate Voting Shares or in securities generally on the CSE or any other Marketplace (if applicable), or in respect of the settlement or clearance thereof, shall have occurred.

13.2

In addition to any other remedies that may be available to the Issuer, the Issuer shall be entitled, at its option and at any time, on notice to the Agent as provided in Section 14, without liability on its part, to terminate and cancel its participation in this Agreement and its obligations hereunder if the Agent shall be in breach of, default under or non-compliance with any material covenant, agreement, representation, warranty, term or condition contained in this Agreement or in any certificate or document delivered pursuant hereto.

13.3

The Issuer, on the one hand, and the Agent, on the other hand, shall have the right, by giving 15 days' prior written notice to the other Party, to terminate this Agreement at any time in the terminating Party's sole discretion.

13.4	Any termination pursuant to Section 13.1, Section 13.2 or Section 13.3 shall be:

	(a)	effective at the close of business on the later of: (i) the date of receipt by the non- terminating Party of the notice of termination or, in the case of termination under Section 13.3, the 15th day following receipt of any notice of termination; and (ii) the Settlement Date for any sale of Placement Shares made before the date of receipt of notice of termination that has not settled (in which case, for greater certainty, such sale of Placement Shares shall settle in accordance with the provisions of this Agreement); and

	(b)	without liability of any Party to any other Party, provided that no termination of this Agreement shall relieve any Party from liability for any breach by it of this Agreement that has occurred prior to the date of termination.

13.5

Unless earlier terminated pursuant to Section 13.1, Section 13.2 or Section 13.3 or otherwise by mutual agreement of the Parties, this Agreement shall automatically terminate upon the earlier of the date on which:

	(a)	the issuance and sale of all of the Offered Shares through the Agent on the terms and conditions set forth herein is completed; and

	(b)	the receipt issued for the Base Shelf Prospectus ceases to be effective in accordance with Securities Laws.

13.6

Notwithstanding any other provision hereof, but subject to the express provisions with respect to survival in such sections, the provisions of Section 8, Section 10, Section 12, Section 14 and Section 16 shall remain in full force and effect notwithstanding termination of this Agreement, and any mutual agreement to terminate shall be deemed to so provide.

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14.	NOTICES

14.1	Unless otherwise provided herein, all notices or other communications required or permitted to be given by any Party to any other Party pursuant hereto shall be in writing and personally delivered or transmitted by facsimile or electronic mail addressed to the recipient as follows:

If to the Issuer, to:

MedMen Enterprises Inc.

Suite 2200, HSBC Building

885 West Georgia Street

Vancouver, BC V6C 3E8

Attention: Michael Kramer

Electronic Mail: michael.kramer@medmen.com

and with a copy to Issuer's Counsel:

Cassels Brock & Blackwell LLP

Suite 2100

40 King Street West

Toronto, Ontario M5H 3C2

Attention: Gregory Hogan

Facsimile No.: (416) 640-3175

Electronic Mail: ghogan@casselsbrock.com

If to the Agent, to:

Canaccord Genuity Corp.

161 Bay Street, Suite 3000

Toronto, Ontario M5J 2S1

Attention: Ron Sedran, Managing Director, Equity Capital Markets

Electronic Mail: rsedran@cgf.com

with a copy to the Agent's counsel:

Blake, Cassels & Graydon LLP

855 – 2nd Street SW, Suite 3500

Calgary, Alberta T2P 4J8

Attention: Chad Schneider

Facsimile No.: (403) 260-9700

Electronic Mail: chad.schneider@blakes.com

or to such other address for delivery, facsimile number or electronic mail address as a Party may otherwise designate by giving notice to the other Parties as provided herein.

14.2

Any such notice or other communication delivered personally in accordance with Section 14.1 shall be deemed to have been given and received by the addressee: (i) when actually delivered, if so delivered during the addressee's normal business hours on any Business Day; or (ii) at the commencement of the first Business Day following the actual time of delivery, if not so delivered on a Business Day or during the addressee's normal business hours.

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14.3

Any such notice or other communication transmitted by facsimile or electronic mail in accordance with Section 14.1 shall be deemed to have been given and received by the addressee: (i) when transmitted by the transmitting Party, if so transmitted during the addressee's normal business hours on any Business Day; or (ii) at the commencement of the first Business Day following the time of transmission, if not so transmitted on a Business Day or during the addressee's normal business hours; provided, however, that, in the case of a transmission by facsimile, the transmitting Party obtains and retains documentary confirmation from its telecommunications equipment that the transmission was successful and, in the case of a transmission by electronic mail, the addressee shall have confirmed receipt by return electronic mail transmission, which the Parties hereto agree to do so as soon as is reasonably practicable upon receipt of any notice or other communication by electronic mail.

15.	SUCCESSORS AND ASSIGNS

15.1

This Agreement shall enure to the benefit of and be binding upon the Issuer and the Agent and their respective successors and permitted assigns, and with respect to rights of indemnity and contribution as provided in Schedule F, the Indemnified Parties contemplated therein.

15.2	References herein to any of the Parties named in this Agreement shall be deemed to include the successors and permitted assigns of such Party.

15.3

Except as expressly provided in Schedule F, nothing in this Agreement (express or implied) is intended to confer upon any Person other than the Parties and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.4	No Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

16.	GOVERNING LAW, ETC.

16.1	This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario applicable to contracts made and to be performed within the Province of Ontario.

16.2

For the purpose of all legal proceedings, this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising hereunder. Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts of the Province of Ontario for the adjudication of any dispute arising hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

16.3	Each Party hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

17.	RELATIONSHIP BETWEEN THE PARTIES

17.1	The Issuer acknowledges and agrees that, subject to Section 2.2:

(a)

the Agent has been retained solely to act as firm underwriter (as that term is used in the Act), as agent and not as principal, in connection with the sale of the Offered Shares, and that no fiduciary relationship between the Issuer and the Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Issuer on other matters;

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(b) the Issuer is capable of evaluating and understanding and does understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)

the Issuer has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer, and that the Agent has no obligation to disclose such interests and transactions to the Issuer by virtue of any fiduciary relationship; and

(d)

it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty, and agrees that the Agent shall not have liability (whether direct or indirect) to it in respect of any such claim or to any Person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including securityholders, employees or creditors of the Issuer.

17.2	This Agreement is not intended to create, and shall not be construed or deemed to create, a partnership or joint venture between the Parties.

18.	FORCE MAJEURE

18.1

No Party shall be liable to any of the others, or held in breach of this Agreement, if prevented, hindered or delayed in the performance or observance of any provision contained herein by reason of an act of a Force Majeure. Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 18, subject in any case to Securities Laws and the ATM Decision.

18.2

For the purposes of this Agreement, "Force Majeure" shall mean an event, condition or circumstance (and the effect thereof including mechanical, electronic or communication interruptions, disruptions or failures resulting from any of the foregoing) that is not within the reasonable control of the Party claiming a Force Majeure and which, notwithstanding the exercise of commercially reasonable efforts to prevent such event, condition or circumstance or mitigate the effect thereof (which each Party hereby covenants to exercise), the Party claiming a Force Majeure is unable to prevent or mitigate the effect thereof, and which thus causes a delay or disruption in the performance of any obligation imposed on such Party hereunder. Subject to the foregoing, such events of Force Majeure shall include, without limitation, strikes, lock-outs, work stoppages, work slow-downs, industrial disturbances, storms, fires, floods, landslides, snow slides, earthquakes, explosions, lightning, tempest, accidents, epidemics, acts of war (whether declared or undeclared), threats of war, actions of terrorists, blockades, riots, insurrections, civil commotions, public demonstrations, revolution, sabotage or vandalism, acts of God, any laws, rules, regulations, orders, directives, restraints or other actions issued, imposed or taken by any Governmental Body following the execution and delivery of this Agreement, and inability to obtain, maintain or renew or delay in obtaining, maintaining or renewing necessary permits or approvals (after using reasonable commercial efforts to do so) following the execution and delivery of this Agreement, or any cause similar to any of the foregoing; provided, however, that a Party's own lack of funds or other financial problems shall in no event constitute Force Majeure in respect of such Party.

19.	GENERAL

19.1

Except as required by law or the policies of the CSE (which the Parties acknowledge will, among other things, require this Agreement to be filed on SEDAR and a press release regarding this Agreement), no public announcement or press release concerning this Agreement or the subject matter hereof may be made by a Party without the prior consent and approval of the other Party, which consent and approval shall not be unreasonably withheld.

19.2

This Agreement (including all schedules attached hereto), any Placement Notices issued pursuant hereto and any Settlement Procedures agreed to by the Parties constitute the entire agreement between the Parties concerning the subject matter hereof, and supersede all other prior and contemporaneous agreements, understandings, negotiations and undertakings (both written and oral) between the Parties concerning the subject matter hereof.

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19.3

No amendment to this Agreement shall be valid or binding unless set forth in writing and executed by the Parties. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

19.4

If any one or more of the provisions hereof, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as determined by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the provisions hereof shall be construed as if such invalid, illegal or unenforceable provision was not and had never been contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the Parties as reflected in this Agreement.

19.5

Without limiting Section 19.4, if one or more of the provisions hereof conflicts with any legal or regulatory requirement to which this Agreement and the relationship of the Parties hereunder are properly subject, then such legal or regulatory requirement shall prevail and the Parties shall forthwith meet and negotiate in good faith the manner in which this Agreement shall be deemed to be amended to the extent required to eliminate any such conflict.

19.6

The rights and remedies of the Parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by a Party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that Party shall be entitled.

19.7

Each Party shall from time to time execute and deliver all such further documents and instruments and do all acts and things as any of the other Parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

19.8	Time shall be of the essence of this Agreement.

19.9

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one Party to the other may be made by facsimile or other electronic transmission.

If the foregoing correctly sets forth the understanding between the Issuer and the Agent, please confirm your acceptance and agreement by executing a copy of this letter in the space provided below for that purpose and delivering the same to the Agent, whereupon this letter shall constitute a binding agreement between the Issuer and the Agent.

[Remainder of this page intentionally left blank]

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Yours truly,

CANACCORD GENUITY CORP.

By:	/s/ Steven Winokur
Name:	Steven Winokur
Title:	Managing Director

THE FOREGOING IS ACCEPTED AND AGREED as of the date first above written.

MEDMEN ENTERPRISES INC.

By:	/s/ Adam Bierman
Name:	Adam Bierman
Title:	Chief Executive Officer

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SCHEDULE A

to the Canadian Equity Distribution Agreement made as of April 10, 2019 between

MedMen Enterprises Inc. and Canaccord Genuity Corp.

DESIGNATED REPRESENTATIVES AND AUTHORIZED REPRESENTATIVES

The Designated Representatives and Authorized Representatives of the Issuer are as follows:

Name and Office/Title	Email Address	Telephone Numbers	Fax Number	Authorized Representative?
Michael Kramer Chief Financial Officer	michael.kramer@medmen.com	(314) 600-2211		Y
Zeeshan Hyder Chief Development Officer	zeeshan@medmen.com	(909) 973-2818		Y
Kimble Cannon Senior Counsel	kimble.cannon@medmen.com	(424) 369-4630		Y

The Designated Representatives and Authorized Representatives of the Agent are as follows:

Name and Office/Title	Email Address	Telephone Numbers	Authorized Representative?
Darren Hunter Global Head Canadian Equity Trading	DHunter@cgf.com	Office: (416) 869-3327	Y
Ron Sedran MD, Equity Capital Markets	RSedran@cgf.com	Office: (416) 869-3198	Y
Steve Winokur MD, Investment Banking	swinokur@cgf.com	Office: (416) 869-7223	Y
Jeremy Livingston MD, Head of Electronic Sales and Trading	JLivingston@cgf.com	Office: (416) 869-3381	N
Steve Mantzouranis Director, Electronic Sales and Trading	Steven.Mantzouranis@cgf.com	Office: (416) 869-7392	N
Brad Delany VP, Electronic Trading	BDelany@cgf.com	Office: (416) 867-6118 Cell: (416) 464-4299	N
Ioana Pintea Administrator, Investment Banking	IPintea@cgf.com	Office: (416) 508-3882	N
Emily Jameson Associate, Equity Capital Markets	EJameson@cgf.com	Office: (416) 869-7333 Cell: (647) 224-8280	N

SCHEDULE B

to the Canadian Equity Distribution Agreement made as of April 10, 2019 between

MedMen Enterprises Inc. and Canaccord Genuity Corp.

FORM OF PLACEMENT NOTICE

FROM:	MedMen Enterprises Inc. [Officer Name], [Officer Title]

TO:

Canaccord Genuity Corp.

Ron Sedran (RSedran@ cgf.com)

Emily Jameson (EJameson@cgf.com)

Darren Hunter (DHunter@cgf.com)

Steve Winokur (swinokur@cgf.com)

Jeremy Livingston (JLivingston@cgf.com)

Steve Mantzouranis (Steven.Mantzouranis@cgf.com)

Brad Delany (BDelany@cgf.com)

Ioana Pintea (IPintea@cgf.com)

DATE:	________________, _________

SUBJECT:	Placement Notice No. _______________________________

Reference is made herein to the Canadian Equity Distribution Agreement dated April 10, 2019 (the "Equity Distribution Agreement") between MedMen Enterprises Inc. and Canaccord Genuity Corp. (the "Agent"). Unless otherwise defined herein, all capitalized terms referred to in this Placement Notice shall have the meanings attributed to them in the Equity Distribution Agreement.

Trading Instructions

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement, the undersigned hereby requests, as a duly appointed Authorized Representative of the Issuer, that the Agent sell Placement Shares, as agent of the Issuer, in accordance with the following trading instructions (if any of the following trading instructions are not applicable, specify "N/A"):

Maximum number of Placement Shares to be sold (A)

Total number of Subordinate Voting Shares outstanding on the date of this Placement Notice (B)

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Maximum number of Placement Shares to be sold expressed as a percentage of the total number of Subordinate Voting Shares outstanding on the date of this Placement Notice (A ÷ B x 100)%

Minimum price per Placement Share to be sold	$

Limitation on the daily volume of Placement Shares that may be sold expressed as a percentage of the total number of Subordinate Voting Shares traded daily including the total number of Placement Shares traded and the total number of Subordinate Voting Shares traded by third parties (daily volume of Placement Shares sold must not exceed 25% of total daily volume of Subordinate Voting Shares on the CSE and any other Marketplace unless otherwise permitted by additional  exemptive relief)

%

Maximum number of Placement Shares that may be sold on any one Trading Day (subject to limitation on daily volume above)

First permitted Trading Day of trading

Last permitted Trading Day of trading

Specific dates on which Placement Shares may not be sold:

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Other trading instructions:

Calculation of 10% Market Value Limit (to be completed only on first Placement Notice accepted by the Agent)

The 10% Market Value Limit (as defined below) referred to in Part 9 of National Instrument 44-102 – Shelf Distributions is calculated as follows:

Last Trading Day of the month immediately preceding the date of the first Placement Notice issued under the Equity Distribution Agreement (the "Calculation Date")

Closing price per Subordinate Voting Share on the CSE on the Calculation Date (A)

Total number of Subordinate Voting Shares outstanding on the Calculation Date

Total number of Excluded Securities (as defined below)

Total number of Subordinate Voting Shares outstanding on the Calculation Date less the total number of Excluded Securities (B)

Aggregate market value of Subordinate Voting Shares outstanding on the Calculation Date (A x B = C)

Maximum aggregate market value of Subordinate Voting Shares that can be sold under the Equity Distribution Agreement (0.10 x C) (the "10% Market Value Limit")

"Excluded Securities" means securities beneficially owned, or over which control or direction is exercised, by persons or companies that, either acting alone or together with their respective affiliates and associated parties, beneficially own or exercise control or direction over, directly or indirectly, more than 10% of the outstanding Subordinate Voting Shares on the Calculation Date. If a portfolio manager of a pension fund or investment fund, either alone or together with their respective affiliates and associated parties, exercises control or direction in the aggregate over more than 10% of the outstanding Subordinate Voting Shares on the Calculation Date, and the fund beneficially owns or exercises control or direction over, directly or indirectly, 10% or less of the outstanding Subordinate Voting Shares on the Calculation Date, the Subordinate Voting Shares that the fund beneficially owns or exercises control or direction over, directly or indirectly, are not excluded unless the portfolio manager is an affiliate of the Issuer.

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Other Terms Applicable to this Placement Notice

The Issuer covenants and agrees that the aggregate market value of the Placement Shares distributed pursuant to the Equity Distribution Agreement shall not exceed the 10% Market Value Limit. Further, all Parties acknowledge and agree that the aggregate number of Placement Shares sold on the CSE or any other Marketplace in Canada pursuant to the Equity Distribution Agreement on any Trading Day shall not exceed 25% of the trading volume of the Subordinate Voting Shares on the CSE and any other Marketplace in Canada on such day unless otherwise permitted by additional exemptive relief. Upon receiving this Placement Notice, an Authorized Representative of the Agent will acknowledge receipt hereof by signing this Placement Notice and returning a copy hereof to the Issuer by electronic mail addressed and sent to the Designated Representatives of the Issuer or notify the Issuer that the Agent declines to accept the Placement Notice. For all purposes hereof, the Agent will be deemed not to have received this Placement Notice unless receipt hereof shall have been so acknowledged by an Authorized Representative of the Agent.

This Placement Notice is effective upon receipt by the Agent unless and until the earlier of the following occurs: (i) the Agent advising the Issuer, by electronic mail addressed and sent to the Designated Representatives of the Issuer, that it declines to accept the terms of sale set forth in this Placement Notice; (ii) the entire amount of the Placement Shares specified herein having been sold and all such sales having settled in accordance with the terms and conditions of the Equity Distribution Agreement; (iii) the Issuer or the Agent suspending the sale (or further sale, as applicable) of the Placement Shares in accordance with Section 6 of the Equity Distribution Agreement; (iv) the Agent receiving from the Issuer a subsequent Placement Notice with parameters that expressly supersede those contained in this Placement Notice; or (v) the Equity Distribution Agreement being terminated pursuant to Section 13 thereof.

This Placement Notice shall not contain any parameters that conflict with the provisions of the Equity Distribution Agreement or that subject or purport to impose upon or subject the Agent to any obligations in addition to the Agent’s obligations contained in the Equity Distribution Agreement. In the event of a conflict between the terms of the Equity Distribution Agreement and the terms of this Placement Notice with respect to an issuance and sale of Placement Shares, the terms of the Equity Distribution Agreement shall prevail.

The Issuer covenants and agrees that the delivery of this Placement Notice by or on behalf of the Issuer to the Agent shall be deemed to be an affirmation that: (i) the representations and warranties made by the Issuer in the Equity Distribution Agreement and in any certificates provided pursuant thereto are true and correct as at the time this Placement Notice is issued, except only to the extent that any such representation and warranty is, by its express terms, limited to a specific date, or as expressly disclosed in an Appendix A to this Placement Notice; and (ii) the Issuer has complied with all covenants and agreements to be performed, and satisfied all conditions to be satisfied, by or on the part of the Issuer under the Equity Distribution Agreement at or prior to the time this Placement Notice is issued.

MEDMEN ENTERPRISES INC.

Per:
Signature of Authorized Representative

Name of Authorized Representative (Please Print)

Title of Authorized Representative (Please Print)

E-mail Address of Authorized Representative (Please Print)

Direct Office Telephone Number (and extension, if applicable)

Telephone Number (Cell)

[signatures continued on next page]

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Acknowledged this __ day of __, 20___ by Canaccord Genuity Corp.

Per:
Signature of Authorized Representative

Name of Authorized Representative (Please Print)

Title of Authorized Representative (Please Print)

E-mail Address of Authorized Representative (Please Print)

Direct Office Telephone Number (and extension, if applicable)

Telephone Number (Cell)

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Appendix A to Placement Notice

Exceptions to the representations and warranties made by the Issuer in the Equity Distribution Agreement and in any certificates provided pursuant thereto:

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SCHEDULE C

to the Canadian Equity Distribution Agreement made as of April 10, 2019 between

MedMen Enterprises Inc. and Canaccord Genuity Corp.

REPRESENTATIONS AND WARRANTIES

1.	The Issuer represents and warrants to, and covenants with, the Agent (and acknowledges that the Agent is relying on such representations, warranties and covenants) as follows:

(a)

The Corporation (i) is a corporation duly formed and validly existing under the BCBCA and is current and up-to-date with all material filings required to be made under the BCBCA; and (ii) has all requisite corporate power and capacity, is duly qualified and holds all necessary material permits, licences and authorizations necessary to carry on its business as now conducted, and to own, lease or operate its properties and assets, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up.

(b)

All of the Material Subsidiaries of the Corporation are listed in Schedule G (collectively, the “Subsidiaries”), which schedule is true, complete and accurate in all respects, except as otherwise disclosed in the Prospectus. Except as otherwise disclosed in the Prospectus, there exist no options, warrants, purchase rights, or other contracts or commitments that could require the Corporation or another MedMen Entity to sell, transfer or otherwise dispose of any issued securities of a Material Subsidiary that it beneficially owns.

(c)

Each of the Corporation and the Material Subsidiaries is a corporation or other legal entity duly formed, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was formed, continued or amalgamated, as the case may be, and each has all requisite corporate power and capacity and is duly qualified and holds all necessary material permits, licences and authorizations necessary to carry on its business as now conducted, and to own, lease or operate its properties and assets, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up. There exist no options, warrants, purchase rights, or other contracts or commitments that could require the Corporation to sell, transfer or otherwise dispose of any of the issued securities of MedMen or MedMen Corp. that it beneficially owns.

(d)

The Corporation (i) has all requisite corporate power and capacity to enter into this Agreement and to perform the transactions contemplated herein, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(e)

The Corporation has taken all necessary corporate action (i) to authorize the execution and filing of each of the Base Shelf Prospectus and the Prospectus Supplement in each of the Qualifying Jurisdictions under Securities Laws, and (ii) to validly issue and sell the corresponding Placement Shares, as fully paid and non-assessable Subordinate Voting Shares.

(f)

This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes legal, valid and binding obligations of the Corporation, enforceable against the Corporation by the other parties thereto in accordance with their terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, and that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitations Act, 2002 (Ontario).

(g)

The execution and delivery of this Agreement, the fulfilment of the terms hereof by the Corporation and the issuance, sale and delivery by the Corporation at the Placement Time of the Placement Shares do not and will not require the consent, approval, authorization, registration or qualification of or with any Governmental Body, stock exchange or other third party (including under the terms of any material agreement or material debt instrument to which the Corporation is a party), except: (i) those which have been obtained; and (ii) such customary notices or filings required to be submitted within the applicable time frame pursuant to Securities Laws, as may be required in connection with each Placement.

(h)

Other than the Material Subsidiaries or except as set out in the Prospectus, the Corporation has no direct or indirect subsidiary or any investment that is material to the Corporation on a consolidated basis or, except as set out in the Prospectus, any proposed investment in any Person that will be material to the Corporation on a consolidated basis.

(i)

Other than the Material Subsidiaries or except as set out in the Prospectus, no Subsidiary carries on any material active business, holds a material licence, owns any material real or personal property, or is the tenant in respect of any material Leased Premises;

(j)	No act or proceeding has been taken by or against the Material Subsidiaries in connection with their liquidation, winding-up or bankruptcy, or, to the knowledge of the Corporation, are pending;

(k)

Except as set out in the Prospectus, no Person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the purchase from a MedMen Entity of any interest in any of the shares or ownership interest in the capital of any MedMen Entity. All of the issued and outstanding shares or ownership interests of each MedMen Entity is outstanding as fully paid and non-assessable (if applicable for such entity).

(l)

The authorized and issued share capital of the Corporation consists of an unlimited number of Class A Super Voting Shares which 1,630,590 were issued and outstanding as at the close of business on April 8, 2019, an unlimited number of Subordinate Voting Shares of which 160,323,799 were issued and outstanding as at the close of business on April 8, 2019 and an unlimited number of preferred shares, issuable in series, none of which were issued and outstanding as at the close of business on April 8, 2019. The description of the attributes of the authorized and share capital of the Corporation as set out under the heading "Description of Share Capital of the Corporation" in the Base Shelf Prospectus is true and correct, and the description of the issued share capital of the Corporation as set out under the heading "Description of Share Capital of the Corporation" in the Base Shelf Prospectus is true and correct as of the date or dates noted therein. Neither the Corporation nor the Subsidiaries are party to any agreement, nor is the Corporation aware of any agreement, which in any manner affects the voting control of any securities of the Corporation or its Material Subsidiaries, other than as disclosed in the Prospectus.

(m)

The authorized and issued capital of MedMen consists of redeemable units of MedMen of which 996,565 were issued and outstanding as at the close of business on April 8, 2019, non-redeemable units of which 482,006,282 were issued and outstanding as at the close of business on April 8, 2019 and two series of long-term incentive plan units designated as "Appreciation Only LTIP Units" and "Full Value LTIP Units" of which 27,076,556 long-term incentive plan units were issued and outstanding as at the close of business on April 8, 2019. The description of the attributes of the authorized capital of MedMen as set out under the heading "Description of Unit Capital of the LLC" in the AIF is true and correct, and the description of the issued unit capital of MedMen set out in the Prospectus, is true and correct as of the date or dates noted therein.

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(n)

The authorized and issued share capital of MedMen Corp. consists of voting common shares in the capital of MedMen Corp. of which 160,323,799 were issued and outstanding as at the close of business on April 8, 2019 and non-voting redeemable common shares in the capital of MedMen Corp. of which 321,682,483 were issued and outstanding as at the close of business on April 8, 2019. The description of the attributes of the authorized share capital of MedMen Corp. as set out under the heading "Description of Share Capital of MedMen Corp" in the AIF is true and correct, and the description of the issued share capital of MedMen Corp. set out in the Prospectus, is true and correct as of the date or dates noted therein.

(o)

Other than as disclosed in the Prospectus or Schedule H, MedMen owns, directly or indirectly, all of the issued and outstanding shares of each Material Subsidiary free and clear of all encumbrances, claims or demands whatsoever.

(p)

The form of certificate representing the Subordinate Voting Shares has been approved and adopted by the board of directors of the Corporation and does not conflict with any the Constating Documents or applicable Laws and complies with the rules and regulations of the CSE and no order ceasing or suspending trading in any securities of the Corporation or prohibiting the trading of any of the Corporation's issued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of the Corporation, threatened.

(q)

The currently issued and outstanding Subordinate Voting Shares are listed and posted for trading on the CSE, and the Corporation has not taken any action which would reasonably be expected to result in the delisting or suspension of the Subordinate Voting Shares on or from the CSE.

(r)	The Corporation is, and will at each Placement Time be, in compliance in all material respects with the policies of the CSE existing on the date hereof.

(s)	The Corporation is a “reporting issuer” in each of the Qualifying Jurisdictions.

(t)

The Corporation is not in material default of any requirement of the Securities Laws of the Qualifying Jurisdictionsand is not includedonalist of defaulting reportingissuers maintained by any of the Qualifying Authorities.

(u)

The Offered Shares have been duly authorized and validly allotted and issued and upon receipt by the Issuer of the consideration therefor, will be issued as fully paid and non- assessable Subordinate Voting Shares.

(v)

Subject to the qualifications and limitations described under the heading "Eligibility for Investment" in the Prospectus Supplement, the Offered Shares will be qualified investments under the Tax Act and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit sharing plans, a registered disability savings plan and tax free savings accounts.

(w)	Odyssey Trust Company at its offices in Calgary, Alberta has been duly appointed as the transfer agent and registrar for the Subordinate Voting Shares.

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(x)

Other than in respect of certain United States federal laws relating to the cultivation, distribution or possession of cannabis in the United States, as disclosed in the Prospectus, and other related judgments, orders or decrees (collectively, the "U.S. Cannabis Laws"), each MedMen Entity has conducted and is conducting its business in material compliance with all applicable Laws and regulations of each jurisdiction in which it carries on business and each MedMen Entity holds all material requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects. Without limiting the generality of the foregoing, to the knowledge of the Corporation, no MedMen Entity has received a written notice of material non-compliance which remains in effect, nor does it know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of material non-compliance with any such laws, regulations or permits (other than with respect to the U.S. Cannabis Laws).

(y)

Other than the Leased Premises or licences or rights to use trademarks or third party names, each MedMen Entity is the absolute legal and beneficial owner of all of its material assets, and no other property or assets are necessary for the conduct of the business of MedMen Entities as currently conducted. Any and all of the agreements and other documents and instruments pursuant to which each of the MedMen Entities holds its assets (including any interest in, or right to earn an interest in, any Intellectual Property) are valid and subsisting agreements, documents and instruments in full force and effect, enforceable in accordance with the terms thereof, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and all material leases, licenses and other agreements pursuant to which the MedMen Entities derive the interests thereof in such property are in good standing. The Corporation does not know of any claim or the basis for any claim that might or could materially and adversely affect the right of the MedMen Entities to use, transfer or otherwise exploit their respective assets, none of the properties (or any interest in, or right to earn an interest in, any property) of the MedMen Entities is subject to any right of first refusal or purchase or acquisition right, and, no MedMen Entity has a responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property and assets thereof.

(z)

No legal or governmental proceedings or inquiries are pending to which a MedMen Entity is a party or to which the property thereof is subject that would result in the revocation or modification of any material certificate, authority, permit or license that is necessary to conduct the business now conducted by a MedMen Entity and, to the knowledge of the Corporation, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to a MedMen Entity or with respect to the properties or assets thereof.

(aa)

Other than as disclosed in the Prospectus, there are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding against or affecting any MedMen Entity, or, to the knowledge of the Corporation, the directors, officers or employees of any MedMen Entity, or, to the knowledge of the Corporation, pending or threatened against or affecting any MedMen Entity, or the directors, officers or employees of any MedMen Entity, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to the knowledge of the Corporation, there is no basis therefore and no MedMen Entity is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Body, which, either separately or in the aggregate, may have a Material Adverse Effect or that would materially adversely affect the Corporation’s ability to perform its obligations under this Agreement.

(bb)

No MedMen Entity is in violation of its constating documents or in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease, licence or other agreement or instrument to which it is a party or by which it or its property or assets may be bound.

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(cc)

To the knowledge of the Corporation, no counterparty to any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which any MedMen Entity is a party is in default in the performance or observance thereof, except where such violation or default in performance would not have a material adverse effect on the MedMen Entities.

(dd)

No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation, MedMen or MedMen Corp. has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority.

(ee)

The Issuer Financial Statements have been prepared in accordance with IFRS, contain no material misrepresentations and present fairly, inall material respects, the financial condition of the applicable entity or group on a consolidated basis as at the date thereof and the results of the operations and cash flows of the of the applicable entity or group on a consolidated basis for the period then ended contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the of the applicable entity or group on a consolidated basis that are required to be disclosed in such financial statements, and there has been no material changes in the financial condition, results of operations or accounting policies or practices of MedMen since June 30, 2018.

(ff)

Except as disclosed in the Issuer Financial Statements or the Prospectus and except for liabilities incurred in the ordinary course of the business of the MedMen Entities, there are no material liabilities of the MedMen Entities whether direct, indirect, absolute, contingent or otherwise required to be disclosed in the Issuer Financial Statements and no MedMen Entity has made any loans or guaranteed the obligations of any Person that is not a MedMen Entity.

(gg)	The PharmaCann Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States and contain no misrepresentations.

(hh)	The PharmaCann Financial Statements are in compliance with the requirements of Form 51-102F4 – Business Acquisition Report.

(ii)

All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto due and payable by each MedMen Entity have been paid, other than any immaterial amounts as may have failed to have been remitted when due. All tax returns, declarations, remittances and filings required to be filed by each MedMen Entity have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them materially misleading. Other than in the ordinary course of an applicable Governmental Body, no examination of any tax return of the MedMen Entities is currently in progress to the knowledge of the Corporation and there are no issues or disputes outstanding with any Governmental Body respecting any taxes that have been paid, or may be payable, by any MedMen Entity in any case.

(jj)

The Corporation maintains a system of internal accounting controls sufficient to provide reasonableassurances that, (i) transactions are executed in accordance with management’s general or specific authorization, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets.

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(kk)

The Corporation and its Subsidiaries own or have the Intellectual Property necessary to permit the Corporation and its Subsidiaries to conduct their business as currently conducted. No MedMen Entity has received any notice nor is the Corporation aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests of each MedMen Entity therein and which infringement or conflict (if subject to an unfavourable decision, ruling or finding) or invalidity or inadequacy would have a Material Adverse Effect.

(ll)

The Corporation and its Subsidiaries have taken all reasonable steps to protect its Intellectual Property in those jurisdictions where, in the reasonable opinion of MedMen, each carries on a sufficient business to justify such filings.

(mm)

To the knowledge of the Corporation, and other than certain restrictions on the registration of trademarks related to cannabis at the U.S. federal level, there are no material restrictions on the ability of any MedMen Entity to use and exploit all rights in the Intellectual Property required in the ordinary course of the business of the MedMen Entities. None of the rights of each MedMen Entity in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement.

(nn)

No MedMen Entity has received any notice or claim (whether written, oral or otherwise) challenging its ownership or right to use of any Intellectual Property or suggesting that any other Person has any claim of legal or beneficial ownership or other claim or interest with respect thereto, nor to the knowledge of the Corporation, is there a reasonable basis for any claim that any Person other than a MedMen Entity has any claim of legal or beneficial ownership or other claim or interest in any Intellectual Property.

(oo)

Other than certain restrictions on the registration of trademarks related to cannabis at the U.S. federal level, all registrations of Intellectual Property are in good standing and are recorded in the name of a MedMen Entity in the appropriate offices to preserve the rights thereto. All such registrations have been filed, prosecuted and obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements. No registration of Intellectual Property has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed or maintained.

(pp)

To the knowledge of the Corporation, none of the directors, officers or employees of a MedMen Entity, any Person who owns, directly or indirectly, an ownership interest in a MedMen Entity or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such Person) with a MedMen Entity which, as the case may be, materially affects, is material to or will materially affect the MedMen Entity, except as disclosed in the Prospectus.

(qq)

Other than as disclosed in the Prospectus, no MedMen Entity is a party to any agreement, nor is MedMen aware of any agreement, which in any manner affects the voting control of any of the securities of the MedMen Entity.

(rr)	To the knowledge of the Corporation, no MedMen Entity is affected by any commitment, agreement or document containing any covenant which expressly and materially limits the freedom of the MedMen Entity to compete in any line of business, transfer or move any of its respective assets or operations or which adversely materially affects the business practices, operations or condition of the MedMen Entity.

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(ss)

The MedMen Entities are in material compliance with, in connection with the ownership, use, maintenance or operation of the property and assets thereof, all applicable federal, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licenses, certificates or approvalshaving the force of law, in the United States ora foreign jurisdiction, relating to environmental, health or safety matters.

(tt)

Except as otherwise disclosed in the Prospectus, the authorized capital and issued capital of each MedMen Entity is set out in Schedule H. Other than as disclosed in the Prospectus (including pursuant to the proposed business combination with PharmaCann), as of April 8, 2019 and other than awards granted in the normal course since the date hereof under the Corporation’s stock and incentive plan, and securities issued or issuable in connection with acquisitions or commercial arrangements there are no outstanding rights, warrants, options, convertible debt or any other securities or rights capable of being converted into, or exchanged or exercised for, any securities or any MedMen Entity.

(uu)

A MedMen Entity that occupies the Leased Premises has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which a MedMen Entity occupies the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of the transactions described herein will not afford any of the parties to such leases or any other Person the right to terminate such leases or result in any additional or more onerous obligations under such leases.

(vv)	Each MedMen Entity is in material compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages.

(ww)

Except for the U.S. Cannabis Laws, the Corporation is not aware of any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over a MedMen Entity presently in force or any publicly disseminated or announced pending or contemplated change to any licensing or legislation, regulation, by- law or other lawful requirement of any Governmental Body having lawful jurisdiction over a MedMen Entity presently in force, that MedMen anticipates a MedMen Entity will be unable to comply with or which could reasonably be expected to materially adversely affect the business of a MedMen Entity or the business environment or legal environment under which such entity operates.

(xx)

No MedMen Entity, or, to the knowledge of the Corporation, any employee or agent thereof, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any governmental officer or official in any jurisdiction, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by applicable Laws.

(yy)

All information which has been prepared by the Corporation relating to the MedMen Entities or their businesses, properties and liabilities and made available to the Agent in response to any and all due diligence investigations, requests and enquiries made by or on behalf of the Agent, was as of the date of such information, true and correct in all material respects, taken as a whole, and did not as of the date of such information contain a misrepresentation.

(zz)

The minute books and corporate records of MedMen Entities for the period from May 28, 2018 to the date hereof made available to the Agent prior to the filing of the Prospectus Supplement contain copies of all proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders and the directors (or any committee thereof) thereof for such period and there have been no other meetings, resolutions or proceedings of the shareholders or directors of the Corporation to the date hereof not reflected in such corporate records, other than those which are not material to the Corporation, as the case may be.

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(aaa)

Other than the Agent, there is no Person acting or purporting to act at the request or on behalf of the MedMen Entities that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement.

(bbb)

The MedMen Entities hold all Authorizations necessary or required to carry on its business as now conducted. Each MedMen Entity is in material compliance with the terms and conditions of each such Authorizations and MedMen does not anticipate any adverse variations or difficulties in renewing such Authorizations. The transactions contemplated pursuant to the Offering will not have any adverse impact on the Authorizations or require a MedMen Entity, as applicable, to obtain any new licence or consent or approved thereunder.

(ccc)

No MedMen Entity has received any notice or communication from any customer or any applicable regulatory authority alleging a defect or claim in respect of any products supplied or sold by the MedMen Entity to a customer which if true would be materially adverse to the Corporation and to the knowledge of the Corporation, there are no circumstances that would give rise to any adverse reports, recalls, public disclosure, announcements or customer communications required to be made by a MedMen Entity in respect of any products supplied or sold by a MedMen Entity.

(ddd)

All product research and development activities, including quality assurance, quality control, testing, and research and analysis activities, conducted by a MedMen Entity in connection with its business is being conducted in accordance with best industry practices and in compliance, in all material respects, with all industry, laboratory safety, management and training standards applicable to its current and proposed business, and all such processes, procedures and practices, required in connection with such activities are in place as necessary and are being complied with, in all material respects.

(eee)

Each MedMen Entity has security measures and safeguards in place to protect personal information it collects from registered patients and customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties, to the extent its business collects personal information. The MedMen Entities have complied, in all material respects, with all applicable privacy and consumer protection legislation and none has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner. The MedMen Entities have taken all commercially reasonable steps to protect personal information that it receives against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse.

(fff)

The Corporation is in compliance in all material respects with its timely and continuous disclosure obligations under Securities Laws and without limiting the generality of the foregoing, there has been no material fact or material change relating to the Corporation which has not been publicly disclosed, the information and statements in the Public Record were true and correct in all material respects as of the respective dates of such information and statements and at the time such documents were filed on SEDAR and do not contain any misrepresentations (other than any information and statements which have been superseded andcorrected by subsequent informationand statements in the Public Record), no material facts have been omitted therefrom which would make such information materially misleading and the Corporation has not filed any confidential material change reports which remain confidential as at the date hereof.

-8-

(ggg)	With respect to forward-looking information contained in the Prospectus, including for certainty the Supplementary Materials:

(i)	the Corporation had a reasonable basis for the forward-looking information; and

(ii)	such documents caution users of forward-looking information that actual results may vary from the forward-looking information and identifies material risk factors that could cause actual results to differ materially from the forward-looking information.

(hhh)

None of the MedMen Entities have any liabilities or indebtedness, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Prospectus, other than liabilities or indebtedness: (i) incurred in the normal course of business; or (ii) which would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)

The auditors who reported on and audited the Issuer Financial Statements and the PharmaCann Financial Statements were independent with respect to the entities in which they provided such auditing services within the meaning of the rules of professional conduct applicable to auditors in Canada and the United States, as applicable, and the Corporation’s current auditors are independent with respect to the Corporation within the meaning of the rules of professional conduct applicable to auditors in Canada and there has never been a "reportable event" (within the meaning of applicable Securities Laws) with the current, or to the knowledge of the Corporation any predecessor, auditors of the Corporation or MedMen during the last three years.

(jjj)

The Corporation has established and maintains, accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed in accordance with management’s authorization; and (ii) transactions are recorded as necessary to permit the preparation of consolidated financial statements of the Corporation and to permit its consolidated financial statements to be fairly presented in accordance with IFRS.

(kkk)

The Corporation is in compliance with the certification requirements contained in National Instrument 52-109 – Certification of Disclosure in Issuers' Annual and Interim Filings of the Canadian Securities Administrators with respect to the Corporation's annual and interim filings with the Qualifying Authorities.

(lll)

The audit committee of the Corporation is comprised and operates in accordance with the requirements of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators, the majority of which is "independent" within the meaning of such instrument;

(mmm)

Since June 30, 2018, other than as disclosed in the Prospectus: (i) there has been no material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise) business, condition (financial or otherwise), properties, capital or results of operations of the MedMen Entities considered as one enterprise; and (ii) there have been no transactions entered into by any of the MedMen Entities, other than those in the ordinary course of business, which are material with respect to the MedMen Entities considered as one enterprise.

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(nnn)

The sale of the Offered Shares do not and will not, whether with or without the giving of notice or passage of time or both, result in a material violation, default or breach of, or conflict with, or result in a repayment event or the creation or imposition of any Lien upon any property or assets of the MedMen Entities under the terms or provisions of (i) the articles or by-laws or other constating documents, (ii) any existing applicable Laws, including Securities Laws, (iii) any judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the MedMen Entities or any of their assets, properties or operations.

(ooo)

Other than as disclosed in the Prospectus: (i) none of the MedMen Entities is party to any collective bargaining agreements with unionized employees; and (ii) to the knowledge of the Corporation, no action has been taken or is being contemplated to organize or unionize any other employees of the MedMen Entities that would have a Material Adverse Effect.

(ppp)

The Corporation has not completed any "significant acquisition" (within the meaning of such term under NI 51-102) and, except for the proposed acquisition of PharmaCann contemplated pursuant to the Business Combination Agreement, or as disclosed in the Prospectus is not proposing any "probable acquisitions" (within the meaning of such term under NI 44-101F1) that would require the inclusion or incorporation by reference of any additional financial statements or pro forma financial statements in the Prospectus or the filing of a Business Acquisition Report pursuant to Securities Laws.

(qqq)

The Corporation is qualified under NI 44-101 to file a short form prospectus in each of the Qualifying Jurisdictions pursuant to applicable Securities Laws and on the date of and upon filing of the Prospectus Supplement, there will be no documents required to be filed under the Securities Laws in connection with a Placement of the Offered Shares that will not have been filed as required.

(rrr)

The Corporation is a "foreign private issuer" as such term is defined in Rule 405 under the U.S. Securities Act and may offer the Units for sale in the United States, or to, or for the account or benefit of, U.S. Persons or persons in the United States, through the Underwriters and their respective U.S. Affiliates, to Qualified Institutional Buyers.

(sss)

To the knowledge of the Corporation, none of the directors or officers of the Corporation are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(ttt)	Other than the Corporation, there is no Person that is or will be entitled to demand any of the net proceeds of each Placement.

(uuu)

Except as described or disclosed in the Prospectus, to the knowledge of the Corporation, none of the directors, officers or employees of the Corporation, any known holder of more than 10% of any class of securities of the Corporation or securities of any Person exchangeable for more than 10% of any class of securities of the Corporation, or any known associate or affiliate of any of the foregoing Persons or companies (as such terms are defined in the Act), has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction which, as the case may be, materially affected or is reasonably expected to materially affect the Corporation and any Subsidiary, on a consolidated basis. Except as disclosed in the Prospectus, neither the Corporation nor any Subsidiary has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any Person not dealing at “arm’s length” (within the meaning of the Tax Act) with them.

(vvv)

To the knowledge of the Corporation, no insider of the Corporation has a present intention to sell any securities of the Corporation held by it, other than has been disclosed to the Agent or in the Prospectus.

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(www)	The Business Combination Agreement has not been amended nor have any terms and conditions thereof been waived, other than as disclosed in writing to the Agent.

(xxx)

The Corporation is not aware of any facts or circumstances that would cause it to believe that the PharmaCann acquisition will not be completed on financial terms substantially similar to those set forth in the Business Combination Agreement.

(yyy)	To the knowledge of the Corporation, the disclosure with respect to PharmaCann contained in the Prospectus has been reviewed by a senior officer of PharmaCann.

(zzz)

At the respective times of filing and at all times subsequent thereto during the distribution of the Offered Shares, the Base Shelf Prospectus and the Prospectus Supplement together with all Supplementary Material will comply in all material respects with the requirements of all applicable Securities Laws pursuant to which they have been filed and will provide full, true and plain disclosure of all material facts relating to the Offered Shares and will not contain any misrepresentation, provided that the foregoing shall not apply with respect to Agent's Information.

(aaaa)

The Corporation is, and will be at all times during the distribution of the Offered Shares, in compliance in all material respects with all its disclosure obligations under the Securities Laws of the Qualifying Jurisdictions (including, without limitation, all of its disclosure obligations pursuant to NI 51-102 and pursuant to National Instrument 58-101 – Disclosure of Corporate Governance Practices of the Canadian Securities Administrators). The Public Record is, and will be at all times during the distribution of the Offered Shares, in compliance in all material respects with the Securities Laws of the Qualifying Jurisdictions and does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or are made, not misleading and such documents collectively constitute and will constitute full, true and plain disclosure of all material facts relating to the Corporation and do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or are made, not misleading. There is no fact of specific application to the Corporation known to the Corporation which the Corporation has not publicly disclosed which materially adversely affects, or so far as the Corporation can reasonably foresee, will materially adversely affect its business, results of operations, condition (financial or otherwise), assets, liabilities (contingent or otherwise), capital, affairs, prospects, cash flow, income or business operation or the ability of the Corporation to perform its obligations under this Agreement.

(bbbb)

None of the MedMen Entities, nor to the knowledge of any of the MedMen Entities, has any director, officer, agent, employee or other person associated with or acting on behalf of the MedMen Entities: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated any applicable anti-bribery, export control and economic sanctions laws including any provision of the Corruption of Foreign Officials Act (Canada) or the United States Foreign Corrupt Practice Act, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(cccc)

The responses given by the Corporation and its directors and officers in the due diligence sessions relating to this offering were be true and correct in all material respects where they relate to matters of fact as at the time such responses were given and where the responses given by the Corporation and its directors and officers at the due diligence sessions reflect the opinion or view of the Corporation or its directors and officers (including responses which are forward looking or otherwise related to projections, forecasts or estimates of future performance or results (operating financial or otherwise)) ("Forward- Looking Statements"), such opinions or views were and will be honestly held and believed to be reasonable at the time they are given, provided, however, it shall not constitute a breach of this paragraph solely if the actual results vary or differ from those contained in the Forward-Looking Statement.

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SCHEDULE D

to the Canadian Equity Distribution Agreement made as of April 10, 2019 between

MedMen Enterprises Inc. and Canaccord Genuity Corp.

FORM OF OFFICER'S CERTIFICATE

TO:	CANACCORD GENUITY CORP.

This certificate is delivered to you today pursuant to Section 9.3 of the Canadian Equity Distribution Agreement dated April 10, 2019 (the "Agreement") between MedMen Enterprises Inc. (the "Issuer") and Canaccord Genuity Corp.

The undersigned, being the duly appointed ____________ and __________, respectively, of the Issuer, hereby certify, for and on behalf of the Issuer and not in the respective personal capacities of the undersigned, that to the knowledge of the undersigned:

(a)

[except as set out in Exhibit A hereto,] the representations and warranties of the Issuer contained in the Agreement are true and correct on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, with the same force and effect as if expressly made on and as of the date hereof, and

(b)	the Issuer has complied with all agreements and satisfied all conditions on its part to be complied with or satisfied pursuant to the Agreement at or prior to the date hereof.

DATED:

MEDMEN ENTERPRISES INC.

By:
Name:
Title:

By:
Name:
Title:

Appendix A to Officer’s Certificate

Exceptions to the representations and warranties made by the Issuer in the Equity Distribution Agreement and in any certificates provided pursuant thereto:

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SCHEDULE E

to the Canadian Equity Distribution Agreement made as of April 10, 2019 between

MedMen Enterprises Inc. and Canaccord Genuity Corp.

MATTERS TO BE ADDRESSED IN OPINIONS

MATTERS TO BE ADDRESSED IN OPINION OF ISSUER'S COUNSEL

Following are the matters to be addressed in the opinion of Issuer's Counsel to be delivered pursuant to Section 9.2 of the Agreement:

1.

the Corporation is a corporation validly incorporated and existing under the Business Corporations Act (British Columbia) and has all requisite corporate power and capacity to carry on its business as presently carried on and to own, lease and operate its properties and assets, as described in the Prospectus;

2.	the authorized and issued capital of the Corporation;

3.	the attributes and characteristics of the Offered Shares conform in all material respects with the descriptions thereof in the Prospectus;

4.

the form of the definitive certificate representing the Subordinate Voting Shares has been duly approved and adopted by the Corporation and complies with the terms and conditions of the Constating Documents, the BCBCA and the requirements of the CSE;

5.	Odyssey Trust Company has been duly appointed as the transfer agent and registrar for the Subordinate Voting Shares;

6.

the Offered Shares have been duly authorized and validly allotted and reserved for issuance, and upon receipt by the Corporation of the consideration therefor, will be issued as fully paid and non- assessable Subordinate Voting Shares;

7.

the Corporation has the necessary corporate power and capacity to certify and file the Base Shelf Prospectus and the Prospectus Supplement and all necessary corporate action has been taken by the Corporation to authorize the certification by it of the Base Shelf Prospectus and the Prospectus Supplement and the filing thereof, as the case may be, in each of the Qualifying Jurisdictions under the Securities Laws;

8.

the Corporation has the necessary corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder and to carry out the transactions contemplated hereby and by the Base Shelf Prospectus and Prospectus Supplement (including in the case of the Corporation to sellthe Offered Shares), as applicable, and thisAgreement has been duly authorized, executed and delivered by or on behalf of the Corporation and is a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms (subject to reasonable opinion qualifications);

9.

the execution and delivery by the Corporation of this Agreement, the fulfilment of the terms hereof by the Corporation, and the sale and delivery by the Corporation at the Placement Time of the Placement Shares do not and will not result in a breach of, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any applicable laws or any terms, conditions or provisions of the Constating Documents;

10.

except such as have been made or obtained under the Securities Laws, no consent, approval, authorization or order of or filing, registration or qualification with any court, governmental agency or body or regulatory authority is required, for the execution, delivery and performance by the Corporation this Agreement or the consummation by the Corporation of the transactions contemplated herein;

11.

all necessary documents have been filed, all necessary proceedings have been taken and all other legal requirements have been fulfilled by the Corporation under the laws of each of the Qualifying Jurisdictions to qualify the distribution of the Offered Shares in each of the Qualifying Jurisdictions through investment dealers or brokers registered under applicable Securities Laws who have complied with the relevant provisions of such legislation; and

12.	the compliance with the laws of the Province of Quebec in connection with the purchase of Placement Shares by purchasers in such province.

MATTERS TO BE ADDRESSED IN OPINION OF ISSUER'S U.S. COUNSEL

Following are the to be addressed in the opinion of Issuer's U.S. counsel to be delivered pursuant to Section 9.2 of the Agreement:

1.	the incorporation and subsistence of MedMen and MedMen Corp.;

2.	the corporate power and capacity of MedMen and MedMen Corp. to carry on its business as presently carried on and to own, lease and operate its properties and assets;

3.	the authorized and issued share and unit capital of MedMen and MedMen Corp.; and

4.	the registered owners of the issued and outstanding shares and units of MedMen and MedMen Corp.

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SCHEDULE F

to the Canadian Equity Distribution Agreement made as of April 10, 2019 between

MedMen Enterprises Inc. and Canaccord Genuity Corp.

INDEMNIFICATION AND CONTRIBUTION

1.	INDEMNIFICATION

1.1

Indemnification of Agent. The Corporation (the "Indemnifying Party") agrees to indemnify and hold harmless the Agent, the directors, officers, partners, employees and agents of the Agent and each Person, if any, who (i) controls the Agent within the meaning of the Act, or (ii) is controlled by or is under common control with the Agent (collectively, the "Indemnified Parties" and individually, an "Indemnified Party"), from and against any and all costs, charges, expenses, losses (other than losses of profit in connection with the distribution of the Offered Shares), claims, actions, suits, proceedings, damages or liabilities, joint or several (including, if settled in accordance with the terms hereof, the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims) and the reasonable fees and disbursements and taxes of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party in enforcing this indemnity (collectively, the "Claims"), whether under the provisions of any statute or otherwise, and which are caused or incurred by or arise, directly or indirectly, by reason of:

(a)

any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in any other material or document filed under any Securities Laws or delivered by or on behalf of the Corporation pursuant to this Agreement or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any misrepresentation or alleged misrepresentation contained therein;

(b)

any breach by the Corporation of any of its covenants or agreements contained in this Agreement or in the terms and conditions of the ATM Decision including, without limiting the generality of the foregoing, any default by the Corporation of its obligation to issue and deliver to the Agent any Placement Shares on the applicable Settlement Date in accordance with the Settlement Procedures, and any failure by the Corporation to comply with the limitation that the aggregate market value of Placement Shares designated in any Placement Notice must not exceed 10% of the aggregate market value of the outstanding Securities calculated in accordance with Section 9.2 of NI 44-102,

(c)

any inaccuracy or misrepresentation in any representation or warranty of the Corporation set forth in Schedule C of the Agreement or in any certificate of the Corporation delivered pursuant to this Agreement;

(d)	the failure by the Corporation to comply with any applicable requirement of the Securities Laws in connection with the transactions contemplated by this Agreement; or

(e)

any order or any inquiry, investigation or proceeding instituted, threatened or announced by any Governmental Body, based upon any untrue statement, omission or misrepresentation contained in the Prospectus, preventing or restricting the trading in or the sale of distribution of the Offered Shares;

provided, however, that the indemnity in this Section 1.1 shall not apply to Claims arising out of or based, directly or indirectly, on any untrue statement, omission or misrepresentation, or any alleged untrue statement, omission or misrepresentation, made in reliance upon and in conformity with written information relating to the Agent and furnished in writing to the Corporation by the Agent expressly for use in the Prospectus, or in any other material or document filed under any Securities Laws or delivered by or on behalf of the Agent pursuant to this Agreement, or in the event and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final ruling from which no appeal can be made shall determine that the Claim resulted from the fraud, willful misconduct or gross negligence of the Indemnified Party claiming indemnity (provided that for greater certainty, an Indemnified Party's failure to conduct such reasonable investigation so as to provide reasonable grounds for a belief that the Prospectus contained no misrepresentation (or, colloquially, to permit the Indemnified Party to sustain a "due diligence defence" under Securities Laws) shall not constitute gross negligence for purposes of this Section 1.1 or otherwise disentitle an Indemnified Party from claiming indemnification). This indemnity agreement shall be in addition to any liability that the Corporation might otherwise have.

1.2

Actions Against Parties; Notification. Each Indemnified Party shall give notice as promptly as reasonably practicable to the Indemnifying Party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of its commencement, the Indemnifying Party shall be entitled to participate in and, to the extent that it elects by delivering written notice to the Indemnified Party promptly after receiving notice of the commencement of the action from the Indemnified Party, to assume the defense of the action, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Party in connection with the defense. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel shall be at the expense of such Indemnified Party unless (a) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (b) the Indemnified Party has reasonably concluded (based on advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, (c) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), or (d) the Indemnifying Party has not in fact employed counsel, reasonably satisfactory to the Indemnified Party, to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Indemnifying Party. All such fees and expenses shall be reimbursed by the Indemnifying Party promptly as they are incurred. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local or special counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Neither the Indemnifying Party nor any of the Indemnified Parties shall, without the prior written consent of the Indemnified Party and the Indemnified Parties, such consent not to be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 1 or Section 2 of this Schedule F (whether or not the Indemnified Parties are actual or potential parties thereto), provided that the Indemnifying Party may consent to any such settlement, compromise or consent, without the consent of the Indemnified Parties, where such settlement, compromise or consent (y) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (z) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

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1.3

If any legal proceedings shall be instituted against the Corporation or if any regulatory authority or stock exchange shall carry out an investigation of the Corporation and, in either case, any Indemnified Party is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Agent hereunder, then the Indemnified Parties may employ their own legal counsel and the Corporation shall pay and reimburse the Indemnified Parties for the reasonable fees, charges and disbursements (on a full indemnity basis) of such legal counsel, the other expenses reasonably incurred by the Indemnified Parties in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Agent involved in the preparation for or attendance at such proceedings or investigation. However, the Corporation shall not, in connection with any such proceeding or separate but substantially similar or related proceedings arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate law firm in respect of all such Indemnified Parties.

2.	CONTRIBUTION

2.1

If the indemnification provided for in Section 1 above is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any Claims referred to therein, then each Indemnifying Party in respect of which indemnity has been sought shall contribute to the aggregate amount of such Claims incurred by such Indemnified Party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Agent on the other hand from the offering of the Offered Shares pursuant to this Agreement or (b) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Corporation on the one hand and of the Agent on the other hand in connection with the statement, omission or misrepresentation or the matters referred to in Section 1.1(b) and Section 1.1(c) above, which resulted in such Claim, as well as any other relevant equitable considerations.

2.2

The relative benefits received by the Corporation on the one hand and the Agent on the other hand in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from the sale of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Corporation bear to the total compensation (before deducting expenses) received by the Agent from the sale of the Offered Shares on behalf of the Corporation.

2.3

The relative fault of the Corporation on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact, omission or alleged omission to state a material fact or misrepresentation or alleged misrepresentation relates to information supplied or which ought to have been supplied by the Corporation or by the Agent and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation.

2.4

The Corporation and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2. The aggregate amount of the Claims incurred by an Indemnified Party and referred to above in this Section 2 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or misrepresentation or alleged misrepresentation. The rights to contribution provided in this Section 2 shall be in addition to and without prejudice to any other right to contribution which the Agent may have.

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2.5

Notwithstanding the provision of this Section 2, the Agent shall not be required to contribute any amount in excess of the Agent's Fee received by it in respect of the sale of Offered Shares on behalf of the Corporation and no party who has been determined by a court of competent jurisdiction in a final judgment to have engaged in any fraud, fraudulent misrepresentation or gross negligence (provided that for greater certainty, the Agent's failure to conduct such reasonable investigation so as to provide reasonable grounds for a belief that the Prospectus contained no misrepresentation (or colloquially, to permit the Agent to sustain a "due diligence defence" under Securities Laws) shall not constitute "gross negligence) for purposes of this Section 2.5 or otherwise disentitle an Indemnified Person from claiming indemnification) shall be entitled to contribution any Person who has not been determined by a court of competent jurisdiction in a final judgment to have engaged in such fraud, fraudulent misrepresentation or gross negligence.

2.6

For purposes of this Section 2, each Person, if any, who controls the Agent and each affiliate of the Agent, and any directors, officers, partners, employees or agents of the Agent, shall have the same rights to contribution as the Agent, subject in each case to the provisions of this Section 2.

2.7

Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 2, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from who contribution may be sought from any other obligation it or they may have under this Section 2 except to the extent that the failure to so notify such other party or parties materially prejudiced the substantive rights or defenses of the party or parties from whom contribution is sought. Except for a settlement entered into pursuant to Section 1.3 above, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 1.3 above.

3.	THIRD PARTY BENEFICIARIES

3.1

It is the intention of the parties hereto that the directors, officers, partners, employees and agents of the Agent and the affiliates of the Agent (the "Agent Beneficiaries") shall be entitled to the benefit of the covenants of the Corporation under Section 1 or Section 2 of this Schedule F, and for this purpose the Corporation hereby: (a) appoint the Agent, and the Agent hereby accepts such appointment, as trustee of the covenants of the Corporation under Section 1 or Section 2 for the benefit of the Agent Beneficiaries; and (b) acknowledges and agrees that the Agent shall be entitled to enforce such covenants on behalf of the Agent Beneficiaries notwithstanding that none of the Agent Beneficiaries is a direct party to this Agreement.

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SCHEDULE G

to the Canadian Equity Distribution Agreement made as of April 10, 2019 between

MedMen Enterprises Inc. and Canaccord Genuity Corp.

MATERIAL SUBSIDIARIES

MM CAN USA, Inc

MM Enterprises USA, LLC

MedMen NY, Inc.

MME Florida, LLC

MMNV2 Holdings I, LLC

MMNV2 Holding IV, LLC

Desert Hot Springs Green Horizon, Inc.

ICH California Holdings, Ltd.

Advanced Patients' Collective

MMOF Vegas Retail, Inc.

MMOF San Diego Retail, Inc.

The Compassion Network

Cyon Corporation, Inc.

Omaha Management Services, LLC

CSI Solutions Management LLC

MMOF Vegas Retail 2, Inc.

MMOF Fremont Retail, Inc.

SCHEDULE H

to the Canadian Equity Distribution Agreement made as of April 10, 2019 between

MedMen Enterprises Inc. and Canaccord Genuity Corp.

SHARE CAPITAL OF MATERIAL SUBSIDIARIES

Subsidiary	Authorized Membership Interest/Share Capital	Ownership

MM CAN USA, Inc.	See Schedule C	100% of voting common shares held by the Corporation; non-voting redeemable common shares held by multiple parties
MM Enterprises USA, LLC	See Schedule C	100% of Common Units held by MM CAN USA Inc.; 100% of Redeemable Units held by executive officers and certain vendors; and 100% of LTIP Units held by executive officers
MedMen NY, Inc.	400 common shares, no par value	100% by Project Compassion NY, LLC
MME Florida, LLC	100% Membership Interest	100% by MM Enterprises USA, LLC
MMNV2 Holdings I, LLC	100% Membership Interest	100% by MM Enterprises USA, LLC
MMNV2 Holdings IV, LLC	100% Membership Interest	100% by MM Enterprises USA, LLC
Desert Hot Springs Green Horizon, Inc.	1,000 common shares, $0.0001 par value	100% by Manlin DHS Development, LLC
ICH California Holdings, Ltd.	5,000 common share	100% by MM Enterprises USA LLC
Advanced Patients' Collective	10,000 common shares, no par value	100% by MMOF Downtown Collective, LLC
MMOF Vegas Retail, Inc.	75,000 common shares without par value	100% by MMOF Vegas, LLC
MMOF San Diego Retail, Inc.	100,000 common shares	100% by MMOF SD, LLC
The Compassion Network	1,000 common shares	100% by MMOF Venice, LLC
Cyon Corporation, Inc.	1,000 common shares, $0.0001 par value	100% by MMOF BH, LLC
Omaha Management Services, LLC	100% Membership Interest	100% by MM Enterprises USA LLC
CSI Solutions Management LLC	100% Membership Interest	100% by MM Enterprises USA LLC
MMOF Vegas Retail 2, Inc.	75,000 common shares without par value	100% by MMOF Vegas 2, LLC
MMOF Fremont Retail, Inc.	75,000 common shares without par value	100% by MMOF Fremont, LLC